UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Roanoke Electric Steel Corporation

(Name of Registrant as Specified In Its Charter)

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ROANOKE ELECTRIC STEEL CORPORATION P.O. BOX 13948 ROANOKE, VIRGINIA 24038-3948

December 21, 2004

DEAR SHAREHOLDER:

The Annual Meeting of Shareholders of Roanoke Electric Steel Corporation will be held at 10:00 a.m. on Friday, January 28, 2005, in the auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia. Enclosed you will find the formal Notice, Proxy and Proxy Statement detailing the matters which will be acted upon.

Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy as soon as possible in the enclosed postage-paid envelope. Should you decide to attend the meeting and vote in person, you may withdraw your proxy.

We appreciate your continued interest and investment in Roanoke Electric Steel Corporation.

Sincerely,

DONALD G. SMITH

Chairman and CEO

T. JOE CRAWFORD

President and COO

NOTICE OF 2005 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF ROANOKE ELECTRIC STEEL CORPORATION:

NOTICE is hereby given that the 2005 Annual Meeting of Shareholders of Roanoke Electric Steel Corporation will be held in the auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia, on Friday, January 28, 2005, at 10:00 a.m., local time, for the following purposes:

1.	To elect three Class C directors to serve until the Annual Meeting of Shareholders in 2008, and, in the case of each director, until his successor is duly elected and qualified;

2.	To consider and vote on the Roanoke Electric Steel Corporation 2005 Stock Incentive Plan;

3.	To consider and vote on the Roanoke Electric Steel Corporation Management Incentive Plan;

4.	To transact such other business as may properly come before the meeting, or any adjournments thereof.

Only shareholders of record at the close of business on November 30, 2004, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof.

To assure that your shares are represented at the Annual Meeting, please complete, date, sign and mail promptly the enclosed proxy card in the return envelope provided. Your proxy is revocable at any time prior to its exercise, and if you are present at the meeting, you may withdraw your proxy and vote in person if you so desire.

By Order of the Board of Directors

WILLIAM M. WATSON, JR.

General Counsel and Secretary

December 21, 2004

ROANOKE ELECTRIC STEEL CORPORATION P.O. BOX 13948 ROANOKE, VIRGINIA 24038-3948

PROXY STATEMENT

2005 ANNUAL MEETING OF SHAREHOLDERS

The solicitation of the enclosed proxy is made by and on behalf of the Board of Directors (the “Board”) of Roanoke Electric Steel Corporation (the “Company”) to be used at the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, January 28, 2005, at 10:00 a.m., local time, in the auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date of the Proxy Statement and the accompanying proxy is December 21, 2004.

The cost of the solicitation will be borne by the Company. In addition to solicitation by Internet, telephone, or mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and the Company will reimburse them for their reasonable charges and expenses in this connection. The Company has retained The Altman Group to assist in the solicitation. The fee to be paid to such firm is not expected to exceed $4,000, plus reasonable out-of-pocket expenses. Personal solicitation may also be undertaken by officers, Directors and regular employees of the Company, or its affiliates.

Shareholders of record at the close of business on November 30, 2004 (the “Record Date”) will be entitled to vote at the Annual Meeting or any adjournments thereof. As of the Record Date, there were 11,022,813 shares of the Company’s common stock outstanding. Each share of common stock is entitled to one vote.

A majority of votes entitled to be cast on matters to be considered at the Annual Meeting constitutes a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) which are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Conversely, Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

The election of each nominee for Director requires the affirmative vote of the holders of a plurality of the votes cast in the election of Directors. The affirmative vote of a majority of the votes cast will be required to act on all other matters scheduled to come before the Annual Meeting. Votes that are withheld and Broker Shares that are not voted will not be included in determining the number of votes cast and, therefore, will have no effect on the election of Directors or other matters to come before the Annual Meeting.

All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the instructions thereon. You may revoke your proxy at any time before it is voted at the Annual Meeting by submitting a latter-voted proxy, by voting in person at the Annual Meeting, or by providing written notice of the revocation to the Company’s Secretary. A proxy, if executed and not revoked, will be voted for the election of the nominees for Director named herein, for the proposed 2005 Stock Incentive Plan, and for the proposed Management Incentive Plan, unless it contains specific instructions to the contrary.

In the event that any matter not described in this Proxy Statement properly comes before the Annual Meeting, the proxyholders named in the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment. As of the date of this Proxy Statement, the Company is not aware of any other matters that might be presented at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of the Record Date, information with respect to the known beneficial owners of more than five percent of the outstanding common stock of the Company. To the Company’s knowledge, no other person owned more than 5% of the Company’s outstanding common stock as of the Record Date.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class

FMR Corp. Edward C. Johnson, III and Abigail P. Johnson 82 Devonshire Street Boston, MA 02019	1,105,457	(1)	10.03%

Strong Capital Management, Inc. 100 Heritage Reserve Menomonee Falls, WI 53051	787,215	(2)	7.14%

Wesley Guylay Capital Management, L.P. Wesley Guylay Capital Management III, L.P. Wesley Richard Gulay 30 Rockefeller Plaza, Suite 4535 New York, NY 10112	732,811	(3)	6.65%

Sarah Hancock McClain 299 Redbud Lane, Rte. 951 Moneta, VA 24121	950,469		8.62%

Artisan Partners Limited Partnership Artisan Investment Corporation Andrew A. Ziegler and Carlene Murphy Ziegler 1000 North Water Street, #1770 Milwaukee, WI 53202	1,077,988	(4)	9.78%

(1)	FMR Corp. is the parent holding company of Fidelity Management & Research Company, a registered investment advisor. Fidelity Management & Research Company by acting as the investment advisor to various registered investment companies is the beneficial owner of shares of the Company’s common stock. Mr. and Mrs. Johnson and their family members are the principal shareholders of FMR Corp. The information in the table is based on a Schedule 13G filed on May 10, 2004.

(2)	Strong Capital Management, Inc. is a registered investment advisor and holds shares of the Company’s common stock on behalf of its investment advisory clients. Mr. Strong is the principal shareholder of Strong Capital Management. The information in the table is based on a Schedule 13G filed on February 17, 2004.

(3)	The information in the table is based on a Schedule 13G filed on February 11, 2003.

(4)	Artisan Partners Limited Partnership is a registered investment advisor and holds shares of the Company’s common stock on behalf of its investment advisory clients. Artisan Investment Corporation is the General Partner of Artisan Partners Limited Partnership and Mr. Ziegler and Ms. Ziegler are the principal shareholders of Artisan Investment Corp. The information in the table is based on a Schedule 13G filed on January 23, 2004.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of the common stock of the Company by each director and nominee, each executive officer named in the Summary Compensation Table, and directors, nominees and executive officers as a group. Unless otherwise noted in the footnotes to the table, the named persons have sole voting and investment power with respect to all outstanding shares of common stock shown as beneficially owned by them.

Name of Beneficial Owner and Number of Persons in Group	Shares of Common Stock Beneficially Owned(1)	Percent of Class(2)

George B. Cartledge, Jr.(3)(4)	181,292	1.62%
T. Joe Crawford	48,322	*
Timothy R. Duke	32,000	*
Donald R. Higgins(3)	61,205	*
George W. Logan(3)	409,100	3.66%
Charles I. Lunsford, II(3)(5)	20,895	*
Mark G. Meikle	6,000	*
Thomas L. Robertson	33,225	*
Donald G. Smith(3)	227,736	2.04%
Charles W. Steger	650	*
Joseph H. Vipperman	1,200	*
All directors, nominees and executive officers as a group (12 persons)	1,015,625	9.09%

*	Less than one percent

(1)	Includes the following number of shares of common stock that may be acquired within 60 days of the Record Date through the exercise of stock options under one or more of the Company’s stock plans: Mr. Cartledge, 3,000; Mr. Crawford, 18,000; Mr. Duke, 21,000; Mr. Higgins, 24,000; Mr. Logan, 3,000; Mr. Lunsford, 3,000; Mr. Meikle 6,000; Mr. Robertson, 3,000; Mr. Smith, 72,000; and all directors and executive officers as a group, 153,000.

(2)	Based on the number of shares outstanding at, or acquirable within 60 days of, the Record Date.

(3)	Includes the following number of shares of common stock owned by or for the benefit of family members of the following directors and executive officers: Mr. Cartledge, 3,792; Mr. Higgins, 1,450; Mr. Logan, 23,100; Mr. Lunsford, 17,245; and Mr. Smith, 38,384.

(4)	Includes 50,000 shares held by Grand Home Furnishings, Inc., of which Mr. Cartledge is Chairman, and 67,500 shares held in a trust, of which Mr. Cartledge is co-trustee, for the benefit of his children.

(5)	Includes 650 shares held by a charitable trust in which Mr. Lunsford is a co-trustee and shares investment power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and designated executive officers, and any person who beneficially owns more than 10% of the Company’s outstanding common stock, to file with the Securities and Exchange Commission reports disclosing their initial ownership of the Company’s common stock, as well as subsequent reports disclosing changes in such ownership. To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company, the Company’s Directors and designated executive officers timely complied with their respective Section 16(a) filing requirements.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Articles of Incorporation and Bylaws provide that the number of Directors will not be less than five or more than 11, and divide the Directors into three classes (A, B, and C) with staggered three year terms. There are presently nine Directors, with the current term of office of the Class C Directors, Mr. T. Joe Crawford, Mr. Charles I. Lunsford, II, and Dr. Charles W. Steger, expiring at the 2005 Annual Meeting. The terms of the Class A and B Directors expire in 2006 and 2007, respectively. The Nominating and Corporate Governance Committee has nominated Messrs. Crawford, Lunsford, and Steger for election as Class C Directors.

It is the intention of the persons named as proxies, unless instructed otherwise, to vote for the election of each of the three nominees set forth below. Each nominee has consented to being named as a nominee and has agreed to serve if elected. If any nominee shall unexpectedly be unable to serve, the shares represented by all valid proxies will be voted for the remaining nominees and such other person or persons as may be designated by the Board. At this time, the Board knows of no reason why any nominee might be unable to serve. The Class C nominees will serve for a three-year term until the 2008 Annual Meeting and until their successors are elected and qualified.

The Board of Directors recommends a vote FOR each of the nominees for Director.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

The following information, including the principal occupation during the past five years, is given with respect to the Directors and nominees for election at the Annual Meeting. Except for Messrs. Smith, Crawford and Duke, who are executive officers of the Company, each of the Company’s current directors, and each nominee for director, is “independent” under the requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”).

Name, Age, Principal Occupation and Certain Other Directorships	Director Since

NOMINEES FOR DIRECTOR
CLASS C
(Serving until 2008 Annual Meeting)
T. JOE CRAWFORD (49). President and Chief Operating Officer of the Company since June 2004; prior thereto, Vice President—Administration and Secretary.	2004
CHARLES I. LUNSFORD, II (64). Retired; before January 1998, Chairman, Chas. Lunsford Sons & Associates, a general insurance brokerage firm and agency.	1978
CHARLES W. STEGER (57). President, Virginia Polytechnic Institute and State University since January 2000; prior thereto, Vice President for Development and University Relations. Dr. Steger is also a director of FNB Corporation.	2002

DIRECTORS CONTINUING IN OFFICE
CLASS A
(Serving until 2006 Annual Meeting)
GEORGE B. CARTLEDGE, JR. (63). Chairman, Grand Home Furnishings, Inc., a retailer of home and office furniture.	1991
THOMAS L. ROBERTSON (61). Chairman, Carilion Foundation, a non-profit community foundation for Carilion Health System, a regional health care provider, since January 2001; prior thereto, President and Chief Executive Officer, Carilion Health System. Mr. Robertson is also a director of RGC Resources, Inc.	1992
DONALD G. SMITH (69). Chairman of the Board, Treasurer and Chief Executive Officer of the Company; prior to June 2004, also President. Mr. Smith is also a director of American Electric Power Company, Inc.	1984

DIRECTORS CONTINUING IN OFFICE
CLASS B
(Serving until 2007 Annual Meeting)
TIMOTHY R. DUKE (53). President and Chief Executive Officer, Steel of West Virginia, Inc., SWVA Inc., Marshall Steel, Inc., and Steel Ventures, Inc., wholly-owned subsidiaries of the Company.	1999
GEORGE W. LOGAN (59). Chairman, Valley Financial Corporation, a holding company for Valley Bank, N.A., a general commercial and retail banking business, and Manager of Pine Street Partners, LLC, a private equity investment company. Mr. Logan is also a director of Valley Financial Corporation and RGC Resources, Inc.	1997
JOSEPH H. VIPPERMAN (64). Retired since August 2002; prior thereto, Executive Vice President—Corporate Services, American Electric Power Company, Inc.	2004

BOARD OF DIRECTORS AND COMMITTEES

Meetings of the Board. The Board of Directors held thirteen meetings during 2004. All directors attended 75% or more of the total number of meetings of the Board and the committees of the Board on which they served.

At each regular meeting of the Board of Directors, the non-management Directors are provided the opportunity to meet in executive session (with no members of management who are also members of the Board being present). The Chairman of the Audit Committee generally presides at the executive sessions.

Annual Meeting Policy. Directors are expected to attend annual meetings of shareholders. In 2004, all Directors attended the annual meeting of shareholders.

Communications with Directors. Shareholders may communicate with Directors individually or as a group. Any shareholder who desires to communicate with one or more Directors may send a letter to the following address:

Board of Directors (or name of one or more individual directors)

c/o Corporate Secretary

PO Box 13948

Roanoke, VA 24038-3948

All communications will be forwarded to the appropriate Director or Directors specified in the communication as soon as practicable. Communications addressed to the Board generally will be considered to have been addressed to all Directors.

In addition, as provided on the Company’s website at www.roanokesteel.com under the tab “Corporate Governance” and then under the heading “Code of Ethics”, any shareholder who has any concerns or complaints relating to accounting, internal controls or auditing matters, may contact the Audit Committee by writing to the following address:

Chairman, Audit Committee

Roanoke Electric Steel Corporation

PO Box 1934

Roanoke, VA 24008

Director Nomination Process. The Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board and the Chief Executive Officer, is responsible for identifying individuals qualified to become board members and to recommend to the Board the individuals for nomination as members of the Board. In evaluating current members and new candidates, the Nominating and Corporate Governance Committee considers the needs of the Board and the Company in light of the current mix of skills and attributes of Directors. In addition to requiring that Directors possess integrity and character, the Committee’s evaluation includes an assessment of various factors including, education, business experience, financial and accounting expertise, age, diversity, reputation, civic involvement, judgment, and knowledge of matters impacting manufacturing companies. The Nominating and Corporate Governance Committee also takes into consideration the ability of an individual to devote adequate time to board and committee matters and whether the individual will satisfy the Nasdaq requirements for director independence. When considering current board members for nomination for reelection, the Committee also considers board contributions and performance as well as meeting attendance.

The Nominating and Corporate Governance Committee, in addition to consulting with the Chairman of the Board and the Chief Executive Officer, may seek the input of others, including members of the Board and management, to identify director candidates. In addition, the Committee may use the services of consultants or a search firm, although it has not done so in the past. The Nominating and Corporate Governance Committee will consider recommendations by shareholders of qualified director candidates for possible nomination. Shareholders who wish to recommend qualified director candidates should write to the Company’s Secretary at PO Box 13948, Roanoke, Virginia 24038-3948. Recommendations should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. In addition, the recommendation must identify the recommending shareholder as a shareholder of the Company, and indicate the number of shares owned and whether the shares are held of record or through a bank, broker, or other nominee. If the shares are held by a bank, broker, or other nominee, the recommendation must also be accompanied by an account statement or other acceptable identifying documentation dated within 30 days of the date of the recommendation.

In addition, the Company’s Bylaws contain specific conditions under which persons may be nominated directly by shareholders at an annul meeting. The provisions include the condition that shareholders comply with the requirements described in the section of this Proxy Statement titled “PRESENTATION OF MATTERS AT THE 2006 ANNUAL MEETING.”

Director Compensation. Each Director receives a cash retainer plus a cash fee for each Board meeting attended. In addition, non-employee Directors receive a cash fee for each committee meeting attended. Directors not residing in Roanoke, Virginia, are reimbursed for actual travel expenses to attend Board and committee meetings. For the first four months of the Company’s 2004 fiscal year, the cash retainer was $500 per month, the Board meeting fee was $500, and the committee meeting fee was $750. Effective in March 2004, the Company increased the cash retainer to $1,000 and the Board meeting fee to $1,000, which were the levels that had been in effect prior to a reduction that had occurred in September 2002, and increased the meeting fee for the Audit Committee to $1,000 to reflect the additional responsibilities of the members of that committee.

Non-employee Directors have also been eligible to receive grants of stock options under the Company’s Non-Employee Director Stock Option Plan that was adopted in February, 1997. The number of shares issuable under the plan was limited to 25,000 shares of the Company’s common stock, and a participating Director was eligible to receive a maximum award covering 3,000 shares. To date, options covering 24,000 shares have been granted under the plan. As of October 31, 2004, each current non-employee Director, other than Dr. Steger and Mr. Vipperman, has received options to purchase 3,000 shares of the Company’s common stock. The options each have an exercise price equal to the fair market value of the Company’s common stock on date of grant, were fully vested and exercisable on the date of grant, and have a term of ten years.

Directors’ Retirement Plan. The Company has had in effect since January 1989, an unfunded directors’ retirement plan, whereby eligible Directors receive a monthly benefit following retirement from the Board. A Director is eligible after five years of service as a director and will be paid an amount equal to the retainer fee being paid to then current members of the Board for a period corresponding in duration with the participant’s years of service as a director of the Company, or such longer or shorter period as the Board may determine. In all cases, payment of benefits will cease upon the death of the participant.

Committees of the Board. The Board of Directors of the Company has standing Executive, Audit, Profit Sharing, Nominating and Corporate Governance, and Compensation Committees. The respective membership on and functions of such committees are set forth below.

The Executive Committee is composed of directors Smith (Chairman), Cartledge, Logan and Robertson. This Committee is authorized to act, between meetings of the Board, in the place and stead of the Board, except with respect to matters reserved for the Board by Virginia law or by resolution of the Board. The Executive Committee met fifteen times in 2004.

The Audit Committee is composed of directors Robertson (Chairman), Logan, and Steger. Each member of the Committee is “independent” under the applicable rules of Nasdaq. In addition, each member of the Committee is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement and none of the members of the Committee have participated in the preparation of the financial statements of the Company or any subsidiary during the past three years. Each member of the Committee is financially sophisticated as defined by Nasdaq, and both Mr. Robertson and Mr. Logan have been designated as an “audit committee financial expert” as defined by the Securities and Exchange Commission. The functions of the Committee include overseeing the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, selecting and overseeing the work performed by the Company’s independent public accountants, reviewing annual and interim reports of the Company and the independent public accountants of the Company, reviewing significant financial information, reviewing the Company’s system of internal controls and reviewing and approving all related party transactions. The Audit Committee met eight times in 2004.

The Profit Sharing Committee is composed of directors Lunsford (Chairman) and Smith. The Committee meets quarterly to administer the Employees’ Profit Sharing Plan of the Company, including making amendments thereto and issuing rulings or interpretations thereunder. The Profit Sharing Plan Committee met four times in 2004.

The Compensation Committee is composed of directors Cartledge (Chairman), Lunsford and Vipperman. Each member of the Committee is “independent” under the applicable rules of Nasdaq. The Committee meets as necessary to oversee the Company’s compensation and benefit practices, recommend to the full Board the compensation arrangements for the Company’s senior officers, administer the Company’s executive compensation plans and administer and consider awards under the Company’s stock option plan. The Compensation Committee met four times in 2004.

The Nominating and Corporate Governance Committee is composed of directors Lunsford (Chairman), Cartledge and Steger. A copy of the charter of the Nominating and Corporate Governance Committee is available on the Company’s website, www.roanokesteel.com, under the tab “Corporate Governance.” Each member of the Committee is “independent” under the applicable rules of Nasdaq. The Committee was established in November 2003, and held its first meeting on December 1, 2003. The Committee is responsible for considering and recommending nominees for the Board of Directors, assessing the performance of the Board of Directors, evaluating issues of corporate governance, and recommending the process through which the Board of Directors conducts its business. The Nominating and Corporate Governance Committee met four times in 2004.

EXECUTIVE COMPENSATION

The following table provides, for the years ended October 31, 2004, 2003 and 2002, information concerning the compensation of the Company’s Chief Executive Officer and the four other most highly compensated executive officers whose total annual compensation and bonus in 2004 exceeded $100,000 (“Named Executive Officers”).

Summary Compensation Table

Long Term Compensation
Name and Principal Position	Annual Compensation(1)			Awards
	Year	Salary($)(2)	Bonus($)(3)	Securities Underlying Options (#)	All Other Compensation ($)(4)
Donald G. Smith(5) Chairman, Treasurer and CEO	2004 2003 2002	438,667 402,000 412,000	1,506,516 86,563 51,499	24,000 24,000 —	32,654 9,369 4,379

T. Joe Crawford(5) President and COO	2004 2003 2002	191,500 153,000 153,000	444,062 21,641 12,875	6,000 6,000 —	29,605 4,992 2,586

Donald R. Higgins Vice President—Sales	2004 2003 2002	188,000 168,000 168,000	453,928 27,051 16,093	6,000 6,000 —	30,165 6,224 2,629

Timothy R. Duke President and CEO, Steel of West Virginia, Inc.	2004 2003 2002	312,000 282,000 292,000	373,918 17,382 5,793	7,000 7,000 —	3,659 1,353 668

Mark G. Meikle(6) Vice President—Finance and CFO	2004	210,000	154,598	6,000	10,004

(1)	None of the Named Executive Officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of his salary and bonus reported in the above table.

(2)	As to Messrs. Smith, Crawford, and Duke, includes amounts paid for service as Directors as described in the section of this Proxy Statement titled “BOARD OF DIRECTORS AND COMMITTEES—Director Compensation.”

(3)	Represents incentive compensation paid according to the incentive compensation program, as described in the Compensation Committee Report on Executive Compensation. As to Mr. Smith, the Compensation Committee determined unilaterally that the payment of $154,825 of the bonus earned during the 2004 would be delayed until February 15, 2005.

(4)	Includes (i) vested contributions to, and additional cash compensation from, the Profit Sharing Plan of the Company and its subsidiaries, and (ii) employer paid insurance premiums. For 2004, the amounts contributed or paid under the Company’s Profit Sharing Plan to Messrs. Smith, Crawford, Higgins, Duke and Meikle were $29,216, $28,930, $29,101, $3,037, $9,934, respectively; and the employer paid life insurance premiums for Messrs Smith, Crawford, Higgins, Duke and Meikle were $3,438, $675, $1,064, $622, and $70, respectively.

(5)	Prior to June 22, 2004, Mr. Smith was also the President of the Company, and Mr. Crawford was Vice President—Administration and Secretary of the Company.
(6)	Mr. Meikle joined the Company in September 2003 and was elected as Vice President—Finance and CFO in October 2003.

The following table sets forth information regarding stock options granted to each of the Named Executive Officers during the year ended October 31, 2004.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price(1) ($/Share)	Market Price on Date of Grant ($/Share)	Expiration Date	Grant Date Present Value($)(2)
Donald G. Smith	24,000	21.33	10.36	12.19	2/2/09	100,320
T. Joe Crawford	6,000	5.33	10.36	12.19	2/2/09	25,080
Donald R. Higgins	6,000	5.33	10.36	12.19	2/2/09	25,080
Timothy R. Duke	7,000	6.22	10.36	12.19	2/2/09	29,260
Mark G. Meikle	6,000	5.33	10.36	12.19	2/2/09	25,080

(1)	The exercise price of the options granted is equal to 85% of the closing sales price of the Company’s common stock on Nasdaq on the date of grant. Options generally expire five years from the date of grant.

(2)	Based on a grant date present value of $4.18 per option share using the Black-Scholes option pricing model. This value is not intended to forecast future appreciation of the Company’s stock price. The Black-Scholes model used the following assumptions: market price on grant date of $12.19 per share; an option exercise date of February 2, 2009; a risk-free rate of return of 3.18%; a dividend yield of 2.70%; and expected volatility of 37.94%. No adjustments have been made for risk of forfeiture or non-transferability.

The following table sets forth information regarding stock options exercised by each of the Named Executive Officers during the year ended October 31, 2004 and the value of unexercised options held by such persons on October 31, 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at FY-End (#)	Value of Unexercised In-the-Money Options at FY-End ($)
			Exercisable/Unexercisable	Exercisable/Unexercisable(2)
Donald G. Smith	6,000	32,160	72,000/0	228,720/0
	6,000	33,660
	6,000	36,060
	6,000	24,540
T. Joe Crawford	6,000	26,460	18,000/0	64,200/0
Donald R. Higgins	—	—	24,000/0	94,440/0
Timothy R. Duke	4,000	17,760	21,000/0	74,900/0
	3,000	12,420
Mark G. Meikle	—	—	6,000/0	25,740/0

(1)	Based on the difference between the closing price on the date of exercise and the option exercise price.

(2)	Based on the difference between the closing price on October 31, 2004 and the option exercise price.

The Company has entered into executive severance agreements designed to serve the best interests of the Company and its shareholders. The purpose of the agreements is (i) to insure that the shareholders’ interest is protected during negotiations relating to possible business combination transactions by placing the executives responsible for negotiations in an objective, impartial position, and (ii) to encourage key managers to remain with the Company to run the Company’s business. All of the persons named in the Summary Compensation Table have executed executive severance agreements, and, upon termination of their employment with the Company for any reason (other than death, retirement, cause, disability or voluntary termination for other than good reason) within three years of that change in control, would be entitled to benefits from the Company, including, but not limited to, (i) a cash payment in an amount equal to 2.99 times their respective annual compensation, and (ii) continuation of their usual executive benefits for up to three years after termination.

The executive severance agreements define a “change in control” as a transaction that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K under the Securities Exchange Act of 1934, including, without limitation, (i) any person, entity or group becoming the beneficial owner, directly or indirectly, of the securities of the Company representing 20% or more of the combined voting power of the Company, or (ii) the individuals who on the date of the executive severance agreement constitute the Board of Directors ceasing for any reason to constitute at least a majority of the Board unless the election or the nomination for election by the Company’s shareholders of each new director was approved by a vote of at least 75% of the incumbent directors then still in office.

COMPENSATION COMMITTEE AND REPORT ON EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation. The Company’s executive compensation program is administered by the Compensation Committee (the “Committee”) of the Board of Directors. The Committee is responsible for the establishment, approval and oversight of the total compensation and benefit policies, plans, programs and agreements for senior management, and consists of non-employee directors, none of whom are eligible to participate in any of the management compensation programs.

During 2004, the following individuals served on the Committee: Frank A. Boxley, George B. Cartledge, Jr., Charles I. Lunsford, II, and Joseph H. Vipperman. Mr. Boxley served on the Committee until his retirement from the Board in February 2004, and Mr. Vipperman joined the Committee upon his election to the Board in February 2004. None of these members is, or has been, an officer or employee of the Company.

Compensation Program. The Company’s executive compensation program is designed to attract and retain qualified executives, to support a long-standing internal culture of loyalty and dedication to the interests of the Company and to reward its executives for short and long-term operating results and individual contributions which enhance the value of shareholders’ investment in the Company. Compensation of the executive officers, including the Chief Executive Officer, has been structured and administered so that a substantial component of total compensation is dependent upon, and directly related to, the Company’s earnings, growth and profitability. Salaries are set at levels which in general are less than amounts paid by competitors, with the incentive compensation program (described below) providing an opportunity for executives to earn competitive levels of total cash compensation. The Company’s executive compensation program encourages executives to increase profitability and shareholder value.

Section 162(m) of the Internal Revenue Code limits to $1 million per year the tax deduction available to public companies for certain compensation paid to its chief executive officer or to any of its four other most highly compensated executive officers. Performance-based compensation is not subject to the deduction limitation if certain requirements are met. To qualify as performance-based compensation, the compensation payments must be based on achieving objective performance criteria and the material terms of the performance criteria must have been approved by shareholders.

As noted below under the discussion of the Company’s incentive compensation program, the Company has, since 1958, linked a significant portion of an executive’s compensation directly to profitable performance by the Company. Given the historic, average level of incentive compensation paid to executives, the Company’s current incentive program has never been submitted to shareholders for approval. Accordingly, even though an executive’s incentive compensation is based on corporate performance, the performance does not satisfy the requirements of the Section 162(m).

The Committee has endeavored to administer the Company’s incentive compensation program in such a manner as to comply with the provisions of Section 162(m) whenever compliance would be consistent with the Company’s compensation philosophy. Notwithstanding the Committee’s efforts, because of the record performance of companies in the steel industry, including the Company, during 2004, the Company’s chief executive officer, Mr. Smith, received cash compensation exceeding $1 million. The Committee believes that, if approved by shareholders, future incentive payments under the new management incentive plan described in the third proposal included in this Proxy Statement will meet the requirements of Section 162(m) for exclusion from the deduction limit. Similarly, the Committee believes that if the second proposal is approved by shareholders, compensation expenses in connection with stock grants awarded under the Company’s proposed new stock incentive plan will be excluded from the deduction limit.

Base Salary. Base salaries for executive officers for 2004 were recommended by the Committee and approved by the Board of Directors. The amount of base salary for executive officers, other than the Chief Executive Officer, is recommended to the Committee by the Chief Executive Officer, based on his evaluation of the executive’s performance and contribution to the Company’s overall results and current and projected economic conditions. The base salary recommendation for the Chief Executive Officer is determined separately by the Committee after reviewing the Chief Executive Officer’s performance, the overall results of the Company and the economic climate. In recommending the base salaries for both the Chief Executive Officer and the other executive officers, the Committee also considers the salaries paid to the chief executive officers and other executive officers of other companies, as well as inflation and cost of living factors. Salary increases during 2004 for executives, including the Named Executive Officers, are reflected in the Summary Compensation Table and were based on the Committee’s evaluation of the above-described factors.

Incentive Compensation Program. The Company’s incentive compensation program, which was established in 1958, has insured that a portion of the total compensation of the executive officers is at risk with respect to the profitability of the Company. The purpose of the incentive program is to directly link a significant portion of executive compensation to Company profitability, with the goal of motivating executives to increase profitability and rewarding executives with respect to the Company’s success. The emphasis on incentive compensation for executives is consistent with the pay-for-performance policy applied throughout the Company. The Committee believes this approach provides competitive compensation and is in the best interests of the Company and its shareholders. Under the program, a percentage of the consolidated monthly gross profits, before profit sharing and taxes, of the Company or of Steel of West Virginia, Inc. (“SWVA”), may be distributed to Company officers. The percentage of incentive compensation to be received by each executive officer, if any, is approved annually by the Board, upon recommendation of the Committee, using the same procedures and criteria that are applied in determining base salary. The Committee determines the percentage to be awarded to the Chief Executive Officer. The percentages for the other executive officers are recommended by the Chief Executive Officer and are reviewed and approved by the Committee. Incentive compensation earned by the Named Executive Officers is listed in the Summary Compensation Table. During 2003 and 2004, the incentive percentage paid to Messrs. Smith, Crawford, Higgins and Meikle equaled 3.375% and 4.25%, respectively, of the Company’s consolidated monthly gross profits. During 2003 and 2004 the incentive percentage paid to Mr. Duke equaled 2.0% of SWVA’s monthly gross profit.

Stock Options. Stock options awarded under the Company’s Employee’s Stock Option Plan which expired with the grants made in February 2004 were used as incentives for individual and Company performance and to foster stock ownership by Company executives and other employees. The Compensation Committee had sole responsibility for determining all awards of stock options under this plan, including awards to the Company’s executive officers, and for establishing the terms and exercise periods (not to exceed five years) of such options, the requisite conditions for exercise and the amounts of the awards. The exercise price of options granted under the plan equaled 85% of the closing per share sales price of the Company’s common stock on the date of grant. In awarding options to executive officers, the Compensation Committee considered the factors set forth above, as well as the individual’s current shareholdings in the Company. The options awarded during 2004 are reflected in the Option Grants in Last Fiscal Year table.

Compensation of the Chief Executive Officer. In determining the compensation of the Chief Executive Officer, the Committee is guided by the policies and programs described above, Company performance and competitive practices. The primary factor underlying this arrangement is the Company’s emphasis on tying a substantial portion of executives’ total compensation to the Company’s performance. The amount of total cash compensation of the Chief Executive Officer fluctuates depending on the profitability of the Company. As mentioned previously, the base salary for the Chief Executive Officer and the incentive compensation percentage increased during 2004.

George B. Cartledge, Jr., Chairman	Charles I. Lunsford, II

EQUITY COMPENSATION PLAN INFORMATION

The following table contains certain information regarding the Company’s equity compensation plans as of October 31, 2004.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	343,000	10.91	0
Equity compensation plans not approved by security holders(2)	23,500	14.52	1,000

Total	366,500		1,000

(1)	Represents stock options granted under the Company’s Employees’ Stock Option Plan which expired with the grants made in February of 2004. The material terms of the outstanding stock options granted under this plan are described in the section of this Proxy Statement titled “COMPENSATION COMMITTEE AND REPORT ON EXECUTIVE COMPENSATION—Stock Options.”

(2)	Represents stock options granted under the Company’s Non-Employee Director Stock Option Plan. The material terms of the outstanding stock options are described in the section of this Proxy Statement titled “BOARD OF DIRECTORS—Director Compensation.”

AUDIT COMMITTEE AND OTHER AUDIT MATTERS

Report of the Audit Committee. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors. The Committee is responsible for overseeing the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. As set forth in its charter, the Committee acts in an oversight capacity and relies on the work and assurances of both management, which has primary responsibilities for the Company’s financial statements and reports, as well as the independent public accountants who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

The Committee met eight times during 2004. In the course of its meetings, the Committee met with the Company’s independent public accountants, both with and without management, and reviewed the results of their audit examinations, evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, by the Sarbanes-Oxley Act of 2002, and by the charter of the Committee, and it received and discussed with the independent public accountants their written report required by Independence Standards Board Standard No. 1.

The Committee has reviewed with management and Deloitte & Touche LLP the Company’s audited financial statements for 2004, and discussed, among other things, the quality and acceptability of the financial reporting, the reasonableness and consistency of significant accounting judgments and estimates, and the quality of disclosures in the financial statements. Management has represented, and Deloitte & Touche LLP has confirmed, to the Committee that the financial statements have been prepared in accordance with generally accepted accounting principles.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended October 31, 2004.

Thomas L. Robertson, Chairman	George W. Logan	Charles W. Steger

Audit and Non-Audit Fees. The following table sets forth fees paid to Deloitte & Touche LLP for services provided during 2004 and 2003:

	2004	2003
Audit Fees(1)	$353,100	$308,400
Audit Related Fees(2)	101,993	40,275
Tax Fees(3)	16,750	112,851
All Other Fees	—	—

TOTAL	$471,843	$461,526

(1)	Represents fees for professional services provided in connection with the audit of annual financial statements and review of quarterly financial statements, advice on accounting matters that arose during the audit and audit services provided in connection with other statutory or regulatory filings.

(2)	Represents fees for assurance services related to the audit of the Company’s financial statements and for services in connection with audits of the Company’s benefit plans.

(3)	Represents fees for services provided in connection with tax compliance, tax advice and tax planning, including services provided in connection with assistance in the preparation and filing of tax returns.

The Audit Committee has determined that the provision of audit and non-audit services by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP’s independence. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by Deloitte & Touche LLP. In other cases, the Chairman of the Audit Committee has the delegated authority from the Committee to pre-approve certain additional services, and such pre-approvals are communicated to the full Committee at its next meeting. During 2004, all services performed by Deloitte & Touche LLP were approved by the Audit Committee in accordance with this policy.

PROPOSAL 2

PROPOSAL TO APPROVE THE 2005 STOCK INCENTIVE PLAN

The Board has adopted the Roanoke Electric Steel Corporation 2005 Stock Incentive Plan (the “Stock Incentive Plan”), and is recommending that shareholders approve the Stock Incentive Plan at the Annual Meeting. The Stock Incentive Plan is integral to the Company’s compensation strategy and programs. The Board believes that the Stock Incentive Plan will help the Company recruit, motivate and retain the caliber of employees and outside directors essential to the Company’s success, and will further align the interests of those employees and outside directors with the interests of the Company’s shareholders.

The Stock Incentive Plan will permit grants of stock options, restricted stock, restricted stock units, stock appreciation rights, performance grants and deferred shares. Shareholder approval of the Stock Incentive Plan will permit performance-based awards, as discussed below, to qualify for deductibility under Section 162(m) of the Internal Revenue Code.

Awards and grants under the Stock Incentive Plan are referred to as “Incentive Awards.” Those persons eligible to receive Incentive Awards under the Stock Incentive Plan are referred to as “Participants.” Participants include all present and future employees of the Company and its subsidiaries and all non-employee directors of the Company.

A summary of the principal features of the Stock Incentive Plan follows. The full text of the Stock Incentive Plan is attached to this Proxy Statement as Exhibit A. The following summary is qualified in its entirety by reference to the full text of the Stock Incentive Plan.

Administration of the Plan. The Stock Incentive Plan will be administered by the Compensation Committee (for purposes of this summary, the “Committee”). The Committee will have full authority, subject to the provisions of the Stock Incentive Plan to, among other things, determine the employees to whom Incentive Awards will be granted, the type of Incentive Awards to be granted, the number of shares to be made subject to Incentive Awards, the exercise price and other terms and conditions of the Incentive Awards and to interpret the Stock Incentive Plan. The Committee may prescribe, amend and rescind the rules and regulations relating to the Plan, and may delegate certain administrative powers to officers of the Company. In no event, however, may the Committee delegate its authority to grant Incentive Awards. It is intended that the members of the Committee be “non-employee directors” within the meaning of Section 16 under the Securities Exchange Act of 1934 and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code, and meet other applicable requirements established by Nasdaq.

Eligibility. All present and future employees of the Company and its subsidiaries are eligible to receive Incentive Awards under the Stock Incentive Plan if the Committee determines that they have contributed, or can be expected to contribute, significantly to the Company or any of its subsidiaries. The Committee has the power and complete discretion to select eligible employees to receive Incentive Awards and to determine the type of award and its terms and conditions.

In addition, each member of the Board who is not otherwise an employee of the Company or any of its subsidiaries (an “Outside Director”) shall be eligible to receive restricted stock and deferred shares in accordance with the terms of the award program for Outside Directors, as described below. Outside Directors are not eligible to receive any other type of Incentive Award under the Stock Incentive Plan.

Approximately 75 employees and six Outside Directors are expected to receive awards under the Stock Incentive Plan.

Stock Available for Incentive Awards. A maximum of 1,750,000 shares of the Company’s common stock (“Company Stock”) will be available for issuance under the Stock Incentive Plan, subject to adjustment upon the occurrence of any stock dividend or other distribution, stock split, merger, consolidation, combination, share repurchase or exchange or other similar corporate transaction or event. No more than 1,500,000 shares of Company Stock may be issued under Incentive Awards to Participants who are employees of the Company and its subsidiaries (including for issuance in connection with incentive stock options awarded under the Plan). No more than 250,000 shares of Company Stock may be issued to Participants who are Outside Directors. In addition, no more than 100,000 shares of Company Stock may be allocated to the Incentive Awards that are granted during any single taxable year of the Company to any Participant who is an employee of the Company or any of its subsidiaries.

Shares covered by an Incentive Award granted under the Plan will not be counted as used under the Stock Incentive Plan unless and until they are actually issued and delivered to a Participant. Shares of Company Stock allocable to Incentive Awards that terminate, lapse or are forfeited for any reason will again be available for grant under the Stock Incentive Plan. In addition, shares of Company Stock that a Participant exchanges to pay the exercise price of an option, that are retained by the Company to pay applicable tax withholding on an Incentive Award, and shares allocated to an Incentive Award that is settled in cash also will be available again for grant under the Stock Incentive Plan. Finally, shares covered by a stock appreciation right shall be counted as used only if the shares are actually issued to the Participant.

The Committee has the authority to make an Incentive Award subject to the surrender or cancellation of an outstanding option. However, the new Incentive Award may not be made in the form of an option if the exercise price of the new option is less than the exercise price of the surrendered or cancelled option, unless otherwise approved by the Company’s shareholders. In addition, the new Incentive Award may not be made in the form of restricted stock or restricted stock units if the exercise price of the outstanding option exceeds the fair market value of Company Stock on the date of the surrender or cancellation, unless otherwise approved by the Company’s shareholders.

The Company’s common stock is traded on Nasdaq. The last reported sales price of the Company’s common stock on December 10, 2004, was $19.48.

Types of Incentive Awards That May Be Granted Under the Plan. The following types of Incentive Awards may be granted under the Stock Plan:

Stock Options and Stock Appreciation Rights. The Committee may grant options to eligible Participants and establish the terms and conditions for exercising an option. Stock appreciation rights may be granted on all or any part of an option, and also are subject to terms and conditions set by the Committee. Stock appreciation rights also may be granted separately from an option.

The exercise price of an option will be at least 100% of the fair market value of Company Stock on the date that the option is granted. No option may be exercised more than 10 years after the date on which it was granted, or after such shorter period as may be required by the Internal Revenue Code. The options may be either incentive stock options or non-statutory options. For purposes of the Stock Incentive Plan, fair market value means the average of the high and low sales prices of a share of Company stock (as reported by Bloomberg or other financial reporting service) for the last trading day preceding the date of grant or such other date for which the value of Company Stock must be determined.

Payment for shares purchased upon exercise of an option must be made in full in cash, or if permitted by the Committee, by delivery of shares owned by the Participant having fair market value on the date of transfer equal to the exercise price or in such other manner as may be authorized by the Committee.

A stock appreciation right entitles the Participant to receive an amount equal to the excess of (i) the fair market value on the date of exercise of Company Stock covered by the surrendered stock appreciation right over (ii) the fair market value of Company Stock on the date the stock appreciation right was granted. The award may be paid in Company Stock or cash, or both.

Restricted Stock Awards. The Committee may grant restricted stock under the Plan, which will be Company Stock subject to certain terms and conditions. The Participant will not be able to sell or transfer the restricted stock until the restrictions stated in the award agreement have been met, which may include the achievement of performance goals (as described below). Such restrictions shall not expire less than three years from the date on which the restricted stock was awarded if the restrictions are based on the passage of time, or less than one year from the date on which the restricted stock was awarded if the restrictions are based on the achievement of performance goals. However, the Committee may in its discretion provide that restrictions will expire at an earlier time as a result of the disability, death or retirement of a Participant, or the occurrence of a change of control. The restricted stock will be forfeited if the restrictions are not met.

Restricted Stock Unit Awards. The Committee may grant restricted stock units, which will be the right to receive Company Stock or cash subject to certain terms and conditions. Such restrictions may include the achievement of performance goals (as described below). Restrictions shall not expire less than three years from the date on which the restricted stock units were awarded if the restrictions are based on the passage of time, or less than one year from the date on which the restricted stock units were awarded if the restrictions are based on the achievement of performance goals. However, the Committee may in its discretion provide that restrictions will expire at an earlier time as a result of the disability, death or retirement of a Participant, or the occurrence of a change of control. Similar to restricted stock, restricted stock units cannot be sold or transferred by a Participant until the applicable restrictions expire or have been met. Restricted stock units may be paid in Company Stock, cash or in a combination of Company Stock or cash.

Performance Grants. Performance grants are subject to the achievement of pre-established performance goals and are administered to comply with the requirements of Section 162(m) of the Internal Revenue Code. Performance goals use objective and quantifiable performance criteria. The performance criteria that the Committee may use in establishing performance goals are total shareholder return; revenue; gross profit; earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; operating income; pre-tax earnings; net operating profit after taxes; net income; earnings per share; gross margin; operating margin; net margin; operating cash flow; free cash flow; return on assets; return on invested capital; and return on equity. Performance criteria may be used to measure the performance of the Company as a whole or any business unit of the Company, and may be measured relative to a peer group or index. The Committee sets threshold target and maximum amounts payable under the performance grant. The Participant receives the appropriate payments at the end of the performance period if the performance goals (and other terms and conditions of the award) are met. The actual payments under a performance grant can be made in cash, Company Stock, or both, as determined by the Committee.

The aggregate maximum cash amount payable under the Plan in any single taxable year of the Company to any Participant who is an employee of the Company or its subsidiaries cannot exceed $2 million. The Committee must make performance grants prior to the earlier of the 90th day of the period for which the performance grant relates or the completion of 25% of such period.

Outside Director Awards. Immediately following each Annual Meeting of the Company’s shareholders, beginning with the 2005 Annual Meeting, each Outside Director will receive an award of 1,500 shares of restricted stock. The restricted stock will become fully vested, and the restrictions applicable to the restricted stock will lapse, on the first anniversary of the date on which the restricted stock was granted or the date of the Outside Director’s death (if earlier).

In addition, Outside Directors may elect in advance to defer, in 25% increments, the retainer and meetings fees that they are entitled to receive during a calendar year. If an Outside Director makes such an election, the Outside Director’s deferred fees for each month will be converted to deferred shares by dividing the total amount of the fees deferred for the month by the fair market value of Company Stock on the last business day of the prior month. Deferred shares are shares of the Company’s Stock that will be held by the Company in a grantor trust established by the Company. An Outside Director’s deferred shares will be paid following the earliest of the Outside Director’s death, the date the Outside Director becomes disabled, the Outside Director’s separation from service as an Outside Director, or a change in ownership of, or a sale of a substantial portion of, the assets of the Company. When an Outside Director first elects to defer fees, he or she must elect irrevocably at that time the method in which the deferred shares will be paid when a distribution event occurs. The methods of distribution available are a single lump sum payment, substantially equal annual installments over a period of two years or substantially equal annual installments over a period of three years. Whole deferred shares will be paid in whole shares of Company Stock and fractional deferred shares will be paid in cash, based on the fair market value of Company Stock on or as near as possible to the date of payment.

Change of Control. When granting Incentive Awards, the Committee may allow the awards to become fully exercisable, vested or payable upon the occurrence of a change of control.

Term of the Stock Incentive Plan. The Stock Incentive Plan will become effective on January 28, 2005 if approved by the Company’s shareholders, as described below. The Stock Incentive Plan will automatically terminate at the close of business on December 21, 2014.

Termination of the Stock Incentive Plan. The Board may terminate the Stock Incentive Plan at any time. Termination will not adversely affect any Incentive Award outstanding at the time of termination.

Amendment of the Plan or Incentive Awards. The Board may amend or terminate the Stock Incentive Plan in any manner as it deems advisable. However, if and to the extent required by the Internal Revenue Code or Nasdaq, shareholders must approve amendments that would (i) increase the number of shares of Company Stock that are reserved and available for issuance under the Stock Incentive Plan; (ii) materially modify the requirements as to eligibility to participate in the Stock Incentive Plan; (iii) materially increase the benefits that Participants may receive under the Stock Incentive Plan, or (iv) expand the types of Incentive Awards provided for under the Plan. The Board can amend unilaterally the Stock Incentive Plan (subject to the foregoing limitations) and Incentive Awards as it deems appropriate to ensure that the Stock Incentive Plan and Incentive Awards comply with the Internal Revenue Code and with Securities and Exchange Commission Rule 16b-3.

Transferability of Incentive Awards. Non-statutory stock options and stock appreciation rights may be transferable by a Participant and exercised by someone other than the Participant only if permitted under the terms of the Incentive Award. Incentive stock options are not transferable except by will or by the laws of descent and distribution and are exercisable, during the Participant’s lifetime, only by the Participant. Restricted stock awards are not transferable until restrictions related to such awards lapse or are terminated.

New Plan Benefits. No Incentive Awards have been granted to date under the Stock Incentive Plan, although it is anticipated that Incentive Awards will be granted during 2005 if the Stock Incentive Plan is approved by the Company’s shareholders. Because the amount of awards to be received by any Participant (other than an Outside Director) is determined by the Committee in its sole discretion, the amount of future awards to be granted to any employee or group of employees under the Stock Incentive Plan in any particular year is not currently determinable.

The following table shows the number of shares underlying the restricted stock awards that automatically will be granted to the Outside Directors under the annual award program for Outside Directors, as described above. It is not known whether any of these Outside Directors will elect to defer any of their retainer and meeting fees in exchange for deferred shares under the Stock Incentive Plan.

Stock Incentive Plan Benefits

Name and Position	Dollar Value of Restricted Stock Granted Annually ($)(1)	Number of Shares of Restricted Stock Granted Annually
George B. Cartledge, Jr.	29,220	1,500
George B. Logan	29,220	1,500
Charles I. Lunsford, II	29,220	1,500
Thomas L. Robertson	29,220	1,500
Charles W. Steger	29,220	1,500
Joseph H. Vipperman	29,220	1,500
Non-Management Directors as a Group (the above six individuals)	175,320	9,000

(1)	The dollar value of restricted stock awards will depend on the value of Company Stock as of the date on which the award is granted. The value described above is based on the last reported sales price of Company Stock on December 10, 2004.

Federal Income Tax Consequences.

Incentive stock options. A Participant does not generally recognize taxable income upon the grant or upon the exercise of an incentive stock option. Upon the sale of incentive stock option shares, the Participant recognizes income in an amount equal to the difference, if any, between the exercise price of the incentive stock option shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the Participant has not disposed of the stock within two years after the date of the grant of the incentive stock option and has held the shares for at least one year after the date of exercise and the Company is not entitled to a federal income tax deduction. The holding period requirements are waived when a Participant dies.

The exercise of an incentive stock option may in some cases trigger liability for the alternative minimum tax.

If a Participant sells incentive stock option shares before having held them for at least one year after the date of exercise and two years after the date of grant, the Participant recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the Participant has held the incentive stock option shares prior to disposition. In the year of disposition, the Company receives the federal income tax deduction in an amount equal to the ordinary income that the Participant recognizes as a result of the disposition.

Nonstatutory stock options. A Participant does not recognize taxable income upon the grant of a nonstatutory stock option. Upon the exercise of such a stock option, the Participant recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the non-statutory stock option on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the Participant recognizes upon the exercise of the non-statutory stock option.

Restricted stock. A Participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the Participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable; or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares.

A Participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award.

The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the Participant in the taxable year in which restrictions lapse (or in the taxable year of the awards if, at any time, the Participant had filed a timely election to accelerate recognition of income).

Other Incentive Awards. Under federal income tax laws currently in effect, the exercise of a stock appreciation right, an award of restricted stock units, or a performance grant, or the award of deferred shares, will cause the Participant to generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery to the Participant. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income which the Participant has recognized. The federal income tax rules applicable to some of these Incentive Awards may be changed substantially by certain provisions of the American Jobs Creation Act of 2004 (the “Act”), which generally will become effective on January 1, 2005. It is possible that the tax consequences described above for certain types of Incentive Awards will change as a result of interpretations of the Act to be issued by federal tax authorities. Failure to comply with the new rules could result in significant adverse tax results to Participants, including immediate taxation of benefits under the Incentive Award, a penalty of 20 percent of the benefits under the Incentive Award plus a special interest payment. The Board intends to exercise its discretionary authority to amend the Stock Incentive Plan as it deems appropriate to cause the Plan to comply with the Act, consistent with the interpretations of federal tax authorities. In exercising this authority, the Board may, among other actions, eliminate the availability of one or more types of Incentive Awards.

Million Dollar Deduction Limit. The Company may not deduct compensation of more than $1 million that is paid to an individual who, on the last day of the taxable year, is either the Company’s chief executive officer or is among one of the four other most highly-compensated officers for that taxable year as reported in the Company’s proxy statement. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. The Company believes that Incentive Awards in the form of stock options, stock appreciation rights, performance-based restricted stock, performance-based restricted stock units and performance grants will constitute qualified performance-based compensation and, as such, will be exempt from the $1 million limitation on deductible compensation.

Approval by Shareholders. In order to be adopted, the Stock Incentive Plan must be approved by the affirmative vote of a majority of the outstanding shares represented at the meeting and entitled to vote.

The Board of Directors recommends a vote FOR approval of the 2005 Stock Incentive Plan.

PROPOSAL 3

PROPOSAL TO APPROVE THE MANAGEMENT INCENTIVE PLAN

The Board has adopted the Roanoke Electric Steel Corporation Management Incentive Plan (the “Management Incentive Plan”), and is recommending that shareholders approve the Management Incentive Plan at the Annual Meeting. The Management Incentive Plan will replace the incentive compensation program which the Company has had in place since 1958 and which is discussed in greater detail in the section of this Proxy Statement titled “COMPENSATION COMMITTEE AND REPORT ON EXECUTIVE COMPENSATION.” The Management Incentive Plan is integral to the Company’s compensation strategy and programs and is the result of a comprehensive compensation study undertaken by the Compensation Committee during 2004.

Under the Management Incentive Plan, the Company’s executive officers and other employees of the Company and it subsidiaries will be eligible to receive annual bonuses, payable in cash and based on the level of attainment of Company and/or individual performance goals over one-year performance periods. Those persons eligible to receive awards under the Management Incentive Plan are referred to in this summary as “Participants”. Shareholder approval of the Management Incentive Plan will permit awards under the plan to qualify for deductibility under Section 162(m) of the Internal Revenue Code, and avoid the issue that the Company experienced in 2004 with payments under its existing incentive compensation program.

A summary of the principal features of the Management Incentive Plan follows. The full text of the Management Incentive Plan is attached to this Proxy Statement as Exhibit B. The following summary is qualified in its entirety by reference to the full text of the Management Incentive Plan.

Administration of the Plan. The Management Incentive Plan will be administered by the Compensation Committee (for purposes of this summary, the “Committee”). The Committee will have full authority, subject to the provisions of the Management Incentive Plan, to among other things, select the employees to participate in the plan, determine the date awards are to be made; establish the performance objectives and determine whether performance objectives and other payment criteria have been satisfied; determine when awards should be paid; certify whether and the extent to which performance objectives have been achieved; and determining whether the amount of awards should be reduced. The Committee also will have the powers necessary to administer the Management Incentive Plan, including the power to make rules and regulations, the power to interpret the Management Incentive Plan, and the power to delegate certain of its powers and responsibilities.

Eligibility. Executive officers and other employees of the Company or any of its subsidiaries are eligible to participate in the Management Incentive Plan if the Committee determines that they have contributed, or can be expected to contribute, significantly to the Company or any of its subsidiaries. The Committee will have complete discretion to select eligible employees to participate in the Management Incentive Plan.

The Company’s six executive officers and approximately 20 other employees are expected to receive awards under the Management Incentive Plan.

Awards. An award is an amount payable in cash to a Participant if one or more performance objectives are met during the fiscal year, and if any other specified terms or conditions are satisfied. Each award is conditioned on pre-established performance objectives established by the Committee for each year that the Management Incentive Plan is in effect. The Committee determines the amount of each award, the specific performance objectives that must be met for the award to be payable, and any other terms and conditions for the award. The maximum amount of an award granted to a Participant in any fiscal year shall not exceed $2 million. Because the amount of an award to be received by any participant is determined by the Committee in its sole discretion, the amount of awards to be granted to any employee or group of employees under the Management Incentive Plan in any particular year is not currently determinable.

The Committee may reduce the amount payable to any Participant and increase the amount payable to any Participant who is not an executive officer of the Company. In the case of any executive officer of the Company, the Committee may not increase the amount an individual is eligible to receive as calculated on the basis of the level of performance under the pre-established performance objectives.

Establishment of Performance Objectives. The Committee will establish performance objectives based on one or more of the following criteria: total shareholder return; revenue; gross profit; earnings before interest, taxes depreciation and amortization; earnings before interest and taxes; operating income; pre-tax earnings; net operating profit after taxes; net income; earnings per share; gross margin; operating margin; net margin; operating cash flow; free cash flow; return on assets; return on invested capital; and return on equity. Except in the case of mid-year hires, the Committee must designate performance objectives for awards during the first 90 days of the fiscal year, while the attainment of each designated objective is still uncertain.

Termination of Employment and Change of Control. A Participant will forfeit his award if he terminates employment during the fiscal year for reasons other than death, disability, retirement or termination without cause. If a Participant terminates employment during a fiscal year because of death, disability, retirement or termination without cause, the Committee shall decide the amount which will be paid under the award, and when such payment will be made. For any year in which a change of control (as defined in the Management Incentive Plan) occurs, a Participant will receive an award under the Management Incentive Plan as if the performance objectives for that fiscal year had been achieved at 100%.

Term of the Plan; Reapproval of Performance Criteria. The Management Incentive Plan will become effective as of November 1, 2004, if approved by the Company’s shareholders and will continue in effect until terminated by the Board. Because the Management Incentive Plan permits the Committee to change the targets under the performance goals from year to year, to maintain the Management Incentive Plan’s compliance with the terms of Section 162(m) of the Internal Revenue Code, the material terms of the performance objectives must be reapproved by the shareholders every five years.

Amendment and Termination of the Plan. The Board may amend or terminate the Management Incentive Plan at any time. However, if and to the extent required under the Internal Revenue Code or by Nasdaq, shareholders must approve amendments that would (i) materially modify the requirements as to eligibility to participate in the Management Incentive Plan; or (ii) materially increase the benefits that participants may receive under the Management Incentive Plan. The Board can amend unilaterally the Management Incentive Plan (subject to the foregoing limitations) as it deems appropriate to ensure that the Management Incentive Plan complies with any section of the Internal Revenue Code and any applicable requirements of Nasdaq.

Approval by Shareholders. In order to be adopted, the Management Incentive Plan must be approved by the affirmative vote of a majority of the outstanding shares represented at the meeting and entitled to vote.

The Board of Directors recommends a vote FOR approval of the Management Incentive Plan.

PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company’s common stock with the cumulative total returns on the Standard & Poor’s 500 Composite Stock Index (the “S&P 500”) and the Standard & Poor’s Steel Index (the “S&P Steel”) for the five year period commencing on October 31, 1999 and ending on October 31, 2004. These comparisons assume the investment of $100 in the Company’s common stock and each of the indices on October 31, 1999 and the reinvestment of dividends.

	Base Period 1999	2000	2001	2002	2003	2004
Roanoke	100	64.17	78.79	72.72	69.71	104.85
S&P 500	100	106.09	79.67	67.64	81.70	89.40
S&P Steel	100	66.41	69.98	69.33	89.85	141.53

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has reappointed Deloitte & Touche LLP as the independent public accounting firm to audit the Company’s financial statements for the year beginning November 1, 2004. In making this appointment, the Audit Committee considered a number of factors including, the qualification, performance, and independence of Deloitte & Touche LLP.

It is expected that representatives of Deloitte & Touche LLP will be present at the annual meeting and that they will have the opportunity to make a statement and respond to appropriate questions.

PRESENTATION OF MATTERS AT THE 2006 ANNUAL MEETING

In order to be considered for inclusion in the Proxy Statement for the Company’s 2006 Annual Meeting of Shareholders, which is presently scheduled to be held on February 21, 2006, shareholder proposals must be received by the Company’s Secretary no later than August 23, 2005.

The Company’s Bylaws contain procedures that shareholders must follow to present business at an annual meeting of shareholders. A shareholder may obtain a copy of these procedures from the Company’s Secretary. In addition to other applicable requirements, for business to be properly brought before the 2006 Annual Meeting, a shareholder must give notice of the matter to be presented at the meeting in a proper written form to the Company’s Secretary. The Secretary must receive this notice at the Company’s principal offices not earlier than November 23, 2005 and not later than December 23, 2005. Shareholder proposals not made in accordance with these requirements may be disregarded by the Chairman of the meeting.

Shareholders who wish to nominate persons for election as Directors at the 2006 Annual Meeting, which is presently scheduled to be held on February 21, 2006, must give written notice in accordance with the requirements of the Company’s Bylaws to the Company’s Secretary not earlier than November 23, 2005, and not later than December 23, 2005. Each notice must set forth (1) the name and address of the shareholder who proposes to make the nomination; (2) the class and number of shares in the Company which are owned of record or beneficially by such shareholder; (3) the disclosure of any material interest of such shareholder in the Company or its business other than any interest as a shareholder; (4) the basis of the nomination; (5) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons pursuant to which the nomination is to be made; (6) such information regarding each nominee as would be required to be included in a proxy statement pursuant to the rules of the Securities and Exchange Commission if the nominee had been nominated by the Board of Directors or a Board committee; and (7) and confirmation of the proposed nominee’s willingness to serve as a director if so elected. Nominations not made in accordance with these requirements may be disregarded by the Chairman of the meeting.

MISCELLANEOUS

The Company’s 2004 Annual Report on Form 10-K will be available at the Company’s website, www.roanokesteel.com, and at the Securities and Exchange Commission’s website, www.sec.gov, within a few days after the filing of the report. A copy of the report also may be obtained after January 15, 2005, by any shareholder, free of charge, upon written request to William M. Watson, Jr, the Company’s General Counsel and Secretary, at PO Box 13948, Roanoke, Virginia 24038.

By Order of the Board of Directors

WILLIAM M. WATSON, JR.

General Counsel and Secretary

EXHIBIT A

ROANOKE ELECTRIC STEEL CORPORATION

2005 STOCK INCENTIVE PLAN

1. Purpose. The purposes of this Roanoke Electric Steel Corporation 2005 Stock Incentive Plan (the “Plan”) are (i) to encourage outstanding individuals to accept or continue employment with Roanoke Electric Steel Corporation (the “Company”) and its subsidiaries or to serve as outside directors of the Company, and (ii) to furnish maximum incentive to those persons to improve operations and increase profits and to strengthen the mutuality of interest between those persons and the Company’s shareholders by providing them with stock options and other stock and cash incentives. The Plan is intended to operate in compliance with the provisions of Securities and Exchange Commission Rule 16b-3.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and payroll taxes that an Company is required to withhold in connection with any Performance Grant, any lapse of restrictions on or payment with respect to Restricted Stock or Restricted Stock Units, or any exercise of a Nonstatutory Stock Option or Stock Appreciation Right.

(c) “Board” means the board of directors of the Company.

(d) “Change in Control” means the occurrence of any of the following events:

(i) any Person becomes the “beneficial owner” (as defined in Rule 13d-3 or Rule 13d-5 under the Act), directly or indirectly, of 20% or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) the Incumbent Board ceases for any reason to constitute at least the majority of the Board; provided, however, that any person becoming a director subsequent to the effective date of the Plan (as set forth in Section 15) whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least 75% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board;

(iii) all or substantially all of the assets of the Company are sold, transferred or conveyed and the transferee of such assets is not controlled by the Company (control meaning the ownership of more than 51% of the combined voting power of such entity’s then outstanding voting securities); or

(iv) the Company is reorganized, merged or consolidated, and the shareholders of the Company immediately prior to such reorganization, merger or consolidation own in the aggregate 51% or less of the outstanding voting securities of the surviving or resulting corporation or entity from such reorganization, merger or consolidation.

Notwithstanding anything in the foregoing to the contrary, no Change in Control shall be deemed to have occurred with respect to a Participant by virtue of any transaction (i) which results in the Participant or a group of Persons which includes the Participant, acquiring, directly or indirectly, 20% or more of the combined voting power of the Company’s then outstanding voting securities; or (ii) which results in the Company, any subsidiary or any profit-sharing plan, employee stock ownership plan or employee benefit plan of the Company or any subsidiary (or any trustee of or fiduciary with respect to any such plan acting in such capacity) acquiring, directly or indirectly, 20% or more of the combined voting power of the Company’s then outstanding voting securities. For purposes of this section, the term “Incumbent Board” means the individuals who constitute the Board as of the effective date of the Plan (as described in Section 15), and the term “Person” has the meaning assigned to that term in Sections 3(a)(9) and 13(d)(3) of the Act.

(e) “Code” means the Internal Revenue Code of 1986, as amended, and as may be amended from time to time. Any reference in the Plan to a specific section of the Code shall include any successor provision of the Code.

(f) “Committee” means, the Compensation Committee of the Board. Each member of the Committee shall satisfy such requirements as may be established by the NASDAQ Stock Market. In addition, if any member of the Compensation Committee does not qualify as an outside director for purposes of Code section 162(m) or as a non-employee director for purposes of Rule 16b-3, the remaining members of that committee (but not less than two members) shall be constituted as a subcommittee of the Compensation Committee to act as the Committee for purposes of the Plan.

(g) “Company Stock” means common stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 17), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(h) “Date of Grant” means the date on which the Committee grants an Incentive Award.

(i) “Deferred Shares” means shares of Company Stock awarded in connection with an Outside Director’s deferral of retainer and meeting fees upon the terms and subject to the restrictions of Section 14.

(j) “Disability” or “Disabled” means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(k) “Fair Market Value” means the average of the high and low sales prices of a share of Company Stock, as reported by Bloomberg or other financial reporting service selected by the Company, as of the last day on which Company Stock is traded preceding the Date of Grant or preceding any other date for which the value of Company Stock must be determined under the Plan.

(l) “Incentive Award” means, collectively, an award of an Option, Restricted Stock, a Restricted Stock Unit, a Stock Appreciation Right, a Performance Grant or a Deferred Share under the Plan.

(m) “Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

(n) “Mature Shares” means previously acquired shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder has held for at least six months if the Company is accounting for Incentive Awards using APB Opinion 25, or has purchased on the open market.

(o) “Nonstatutory Stock Option” means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

(p) “Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(q) “Outside Director” means any member of the Board who is not otherwise an employee of the Company or any of its subsidiaries.

(r) “Participant” means any employee or Outside Director of the Company who receives an Incentive Award under the Plan.

(s) “Performance Criteria” means any of the following areas of performance of the Company: total shareholder return, revenue, gross profit, EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT (earnings before interest and taxes), operating income, pre-tax earnings, net operating profit after taxes, net income, earnings per share, gross margin, operating margin, net margin, operating cash flow, free cash flow, return on assets, return on invested capital, and return on equity. Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company, and may be measured relative to a peer group or index.

(t) “Performance Goal” means an objectively determinable performance goal established by the Committee with respect to a given Performance Grant or a grant of Restricted Stock or Restricted Stock Units that relates to one or more Performance Criteria.

(u) “Performance Grant” means an Incentive Award made pursuant to Section 10.

(v) “Plan Year” means January 1 to December 31.

(w) “Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 7 and Section 13.

(x) “Restricted Stock Unit” means a right to receive Company Stock, cash or a combination of Company Stock or cash upon the terms and subject to the conditions of Section 8.

(y) “Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan’s adoption.

(z) “Stock Appreciation Right” means a right to receive Company Stock or cash from the Company granted under Section 9.

(aa) “Taxable Year” means the fiscal period used by the Company for reporting taxes on income under the Code.

3. General. The following types of Incentive Awards may be granted under the Plan: Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Grants and Deferred Shares. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4. Stock.

(a) Subject to Section 17 of the Plan, there shall be reserved for issuance under the Plan an aggregate of one million seven hundred and fifty thousand (1,750,000) shares of Company Stock, which shall be authorized but unissued shares. No more than one million five hundred thousand (1,500,000) shares of the total shares may be issued to Participants who are employees of the Company or its subsidiaries, and no more than two hundred fifty thousand (250,000) shares of the total shares may be issued to Outside Directors. In addition, no more than one hundred thousand (100,000) shares may be allocated to the Incentive Awards, including the maximum shares payable under a Performance Grant, that are granted during any single Taxable Year to any individual Participant who is an employee of the Company or any subsidiary of the Company. All of the shares available for issuance to Participants who are employees of the Company or its subsidiaries may, but need not, be issued pursuant to the exercise of Incentive Stock Options. Shares covered by an Incentive Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant.

(b) Shares allocable to Incentive Awards or portions thereof granted under the Plan that expire, are forfeited, lapse or otherwise terminate or are cancelled shall be added to the shares available for Incentive Awards under the Plan. Any shares covered by a Stock Appreciation Right shall be counted as used only to the extent shares are actually issued to the Participant when the Stock Appreciation Right is exercised. In addition, any shares of Company Stock exchanged by a Participant as full or partial payment to the Company of the exercise price under an Option, any shares retained by the Company in satisfaction of a Participant’s obligations to pay Applicable Withholding Taxes with respect to any Incentive Award and any shares of Company stock covered by an Incentive Award that is settled in cash shall be added to the shares available for Incentive Awards under the Plan.

(c) The Committee is expressly authorized to make an Incentive Award to a Participant conditioned upon the surrender for cancellation of an option granted under an existing Incentive Award. However, without prior shareholder approval, the Committee is expressly prohibited from making a new Incentive Award in the form of an Option if the exercise price of the new Option is less than the exercise price of the Option under the existing Incentive Award surrendered for cancellation. In addition, the Committee is expressly prohibited from making a new Incentive Award of Restricted Stock or Restricted Stock Units if the exercise price of the outstanding Option exceeds the Fair Market Value of the shares of Company Stock allocated to the Option on the date of the surrender or cancellation of the Option, unless otherwise approved by the Company’s shareholders.

5. Eligibility.

(a) All present and future employees of the Company or any subsidiary of the Company (whether now existing or hereafter created or acquired) whom the Committee determines to have contributed or who can be expected to contribute significantly to the Company or any subsidiary of the Company shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 18, to select eligible employees to receive Incentive Awards and to determine for each employee the nature of the award and the terms and conditions of each Incentive Award.

(b) The grant of an Incentive Award shall not obligate the Company or any subsidiary of the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

(c) Present and future Outside Directors shall be eligible to receive Restricted Stock and Deferred Shares pursuant to the terms of Sections 13 and 14 of the Plan. Outside Directors shall not be entitled to receive any of the other types of Incentive Awards under the Plan.

6. Stock Options.

(a) The Committee may make grants of Options to Participants. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent to which Stock Appreciation Rights are granted (as provided in Section 10), and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant. Only employees described in Section 5(a) shall be eligible to receive awards of Incentive Stock Options.

(b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant.

(c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement; provided that no Option may be exercised after the expiration of ten (10) years from the Date of Grant and provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

(i) No Incentive Stock Option may be exercised after the first to occur of (x) ten years from the Date of Grant, (y) three months following the date of the Participant’s retirement or termination of employment with the Company and all subsidiaries of the Company for reasons other than Disability or death, or (z) one year following the date of the Participant’s termination of employment on account of Disability or death.

(ii) An Incentive Stock Option by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of any Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee granting the Option may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

7. Restricted Stock Awards.

(a) The Committee may make grants of Restricted Stock to Participants. Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Participant stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. This notice, when accepted in writing by the Participant, shall become the award agreement between the Company and the Participant. Restricted Stock may be awarded by the Committee in its discretion without cash consideration.

(b) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the Participant’s Grant Agreement have expired or been removed pursuant to paragraph (d) or (e) below.

(c) Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall be held by the Company until the restrictions expire and the Participant shall provide the Company with appropriate stock powers endorsed in blank.

(d) The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (b) above shall expire. The terms and conditions may include the achievement of a Performance Goal. Restrictions conditioned on the passage of time shall not expire less than three years from the Date of Grant of the Restricted Stock, and restrictions conditioned on the achievement of Performance Goals shall not expire less than one year from the Date of Grant. Notwithstanding the foregoing, the Committee may in its discretion, and without limitation, provide that restrictions will expire as a result of the Disability, death or retirement of the Participant or the occurrence of a Change in Control. The terms and conditions of a Restricted Stock award shall be governed by the provisions of Section 10 to the extent that the award is intended to comply with the requirements of Code section 162(m).

(e) Notwithstanding the provisions of paragraph (b) above, the Committee may at any time, in its sole discretion, modify the terms and conditions of a Restricted Stock Award (including any or all of the restrictions applicable thereto), subject to the restrictions of Section 10 as to any Performance Goal if the award is intended to comply with the requirements of Code section 162(m).

(f) Each Participant shall agree at the time his or her Restricted Stock is granted, and as a condition thereof, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the terms of the grant so permit, the Participant may elect to (i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Company retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

8. Restricted Stock Unit Awards.

(a) The Committee may make grants of Restricted Stock Units to Participants. Whenever the Committee deems it appropriate to grant Restricted Stock Units, notice shall be given to the Participant stating the number of Restricted Stock Units granted and the terms and conditions to which the Restricted Stock Units are subject. This notice, when duly accepted in writing by the Participant, shall become the award agreement between the Company and the Participant. Restricted Stock Units may be awarded by the Committee in its discretion without cash consideration.

(b) Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, any of the following:

(i) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or

(ii) a requirement that the holder forfeit such units in the event of termination of employment during the period of restriction.

All restrictions shall expire at such times as the Committee shall specify. Restrictions conditioned on the passage of time shall not expire less than three years from the Date of Grant of the Restricted Stock Units, and restrictions conditioned on the achievement of performance goals shall not expire less than one year from the Date of Grant. Notwithstanding the foregoing, the Committee may in its discretion, and without limitation, provide that restrictions will expire as a result of the Disability, death or retirement of the Participant or the occurrence of a Change in Control. In addition, the Committee may at any time, in its sole discretion, modify the terms and conditions of a Restricted Stock Unit Award (including any or all of the restrictions applicable thereto), subject to the restrictions of Section 10 as to any Performance Goal if the award is intended to comply with the requirements of Code section 162(m).

(c) The Committee may also establish such other terms and conditions as it deems appropriate for an award of Restricted Stock Units. The terms and conditions may include the achievement of a Performance Goal. The terms and conditions of a Restricted Stock Unit award shall be governed by the provisions of Section 10 to the extent that the award is intended to comply with the requirements of Code section 162(m).

(d) Each Participant shall agree at the time his or her Restricted Stock Units are granted, and as a condition thereof, to pay to the Company or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificates shall be issued to such Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the terms of the grant so permit, the Participant may elect to (i) deliver Mature Shares or (ii) have the Company retain the number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

(e) Except to the extent this Plan or the Committee specifies otherwise, Restricted Stock Units represent an unfunded and unsecured obligation of the Company and do not confer any of the rights of a shareholder until shares of Company Stock are issued thereunder. Settlement of Restricted Stock Units upon expiration of the vesting period or any later period of deferral shall be made in shares of Company Stock or otherwise as determined by the Committee. The number of shares, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents. Until a Restricted Stock Unit is so settled, the number of shares represented by a Restricted Stock Unit shall be subject to adjustment pursuant to Section 17. Any Restricted Stock Units that are settled after the Participant’s death shall be distributed to the Participant’s designated beneficiary(ies) or, if none was designated, the Participant’s estate.

9. Stock Appreciation Rights.

(a) Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of an Option to a Participant or in a separate Incentive Award.

(b) The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

(i) Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company unexercised that portion of the underlying

Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(ii) Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

(iii) Subject to any further conditions upon exercise imposed by the Board, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable and a Stock Appreciation Right shall expire no later than the date on which the related Option expires.

(iv) The Stock Appreciation Right is only transferable when the related Options are otherwise transferable.

(v) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.

(c) The following provisions apply to all Stock Appreciation Rights that are not granted in connection with Options:

(i) Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Right over (y) the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(ii) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right.

(d) The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Incentive Award. The Incentive Award may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

10. Performance Grants.

(a) Each Performance Grant shall be evidenced by an agreement (a “Grant Agreement”) setting forth the Performance Goals for the award, including the Performance Criteria, the target and maximum amounts payable and such other terms and conditions as are applicable to the Performance Grant. Each Performance

Grant shall be granted and administered to comply with the requirements of Code section 162(m). The aggregate maximum cash amount payable under the Plan in any Taxable Year to any Participant (who is an employee of the Company or any subsidiary of the Company) shall not exceed $2,000,000. In the event of any conflict between a Grant Agreement and the Plan, the terms of the Plan shall govern.

(b) The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Grants. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Performance Grant to Performance Grant and Plan Year to Plan Year. The Committee may increase, but not decrease, any Performance Goal during a Plan Year.

(c) The Committee shall establish for each Performance Grant the amount of cash or Company Stock payable at specified levels of performance, based on the Performance Goal for each Performance Criteria. Any Performance Grant shall be made not later than 90 days after the start of the period for which the Performance Grant relates and shall be made prior to the completion of 25% of such period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase during a Plan Year the amount of cash or Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments as provided in a Performance Grant.

(d) The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of a Performance Criteria to the Performance Goal as established in the Grant Agreement. All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

(e) Performance Grants will be paid in cash, Company Stock or both, at such time or times as are provided in the Grant Agreement. The Committee may provide in the Grant Agreement that the Participant may make a prior election to defer the payment under a Performance Grant subject to such terms and conditions as the Committee may determine.

(f) Nothing contained in the Plan will be deemed in any way to limit or restrict any Company or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

(g) A Participant who receives a Performance Grant payable in Company Stock shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Performance Grant. The Company Stock may be issued without cash consideration.

(h) A Participant’s interest in a Performance Grant may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

(i) Whenever payments under a Performance Grant are to be made in cash, the Company will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant shall agree as a condition of receiving a Performance Grant payable in the form of Company Stock, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued to such Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the grant so permits, the Participant may elect to (i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Company retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

11. Method of Exercise of Options and Stock Appreciation Rights.

(a) Options and Stock Appreciation Rights may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights the Participant has elected to exercise. In the case of the purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option so permit, the Participant may (i) deliver Mature Shares (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price or a certificate of ownership of such Mature Shares, (ii) cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, or (iii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option, Applicable Withholding Taxes, or (iv) such other methods of payment as the Committee, at its discretion, deems appropriate.

(b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option or a Stock Appreciation Right any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant’s investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

(c) Each Participant shall agree as a condition of the exercise of an Option or a Stock Appreciation Right, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option or cash paid upon the exercise of a Stock Appreciation Right.

(d) As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the Option or Stock Appreciation Rights agreement so provides, the Participant may elect to (i) to deliver Mature Shares (valued at their Fair Market Value) or (ii) to have the Company retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

12. Transferability of Options and Stock Appreciation Rights. Nonstatutory Stock Options and Stock Appreciation Rights may be transferable by a Participant and exercisable by a person other than the Participant, but only to the extent specifically provided in the Incentive Award. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant.

13. Annual Restricted Stock Award for Outside Directors. Immediately following each annual meeting of the Company’s shareholders (the “Annual Grant Date”), each Outside Director shall be granted, without further action on the part of the Board or the Committee, one thousand five hundred (1,500) shares of Restricted Stock. The award agreement evidencing such grant of Restricted Stock shall provide that the Restricted Stock will become fully vested, and the restrictions (as determined in accordance with Section 7) applicable to the Restricted Stock Award shall lapse, on the first anniversary of the Annual Grant Date if the Outside Director continuously serves as an Outside Director from the Annual Grant Date to the first anniversary of the such date or, if earlier, the death of the Outside Director.

14. Deferral of Retainer and Meeting Fees by Outside Directors.

(a) Each Outside Director may elect in advance of the Plan Year to defer payment of twenty-five percent (25%), fifty percent (50%), seventy-five percent (75%) or one-hundred percent (100%) of the retainer and meeting fees that the Outside Director is entitled to receive during such Plan Year. A deferral election must be made before the first day of the Plan Year to which the deferral election relates, and shall be irrevocable for such Plan Year. If an Outside Director makes a deferral election, the Company shall credit each month to a book account (the “Deferred Fees Account”) an amount equal to the fees that the Outside Director has elected to defer for that month. As of the first business day of each calendar month, the total amount of deferred fees credited to each Outside Director’s Deferred Fees Account shall be converted to whole and fractional Deferred Shares. The number of whole and fractional Deferred Shares shall be determined by dividing the total amount of deferred fees credited to the Outside Director’s Deferred Fees Account as the last business day of the prior month, by the Fair Market Value of Company Stock on that date.

(b) An Outside Director’s whole and fractional Deferred Shares shall be held by the Company, or by the trustee of a grantor trust established by the Company to hold such Deferred Shares. Dividends and cash distributions with respect to the Deferred Shares held for an Outside Director shall be used to purchase additional Deferred Shares directly from the Company in accordance with the terms of the Company’s Dividend Reinvestment Plan. Deferred Shares shall remain subject to the claims of the Company’s creditors, and may not be sold, hypothecated or transferred (including, without limitation, transfer by gift), except that such restrictions on Deferred Shares shall lapse when such Deferred Shares are distributed to Outside Directors in accordance with the provisions of subsection (c) below.

(c) An Outside Director’s Deferred Shares shall be distributed after the earliest of:

(i) the Outside Director’s death,

(ii) the date the Outside Director becomes disabled, as defined for purposes of Code section 409A,

(iii) the Outside Director’s separation from service as an Outside Director, or

(iv) a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as defined for purposes of Code section 409A.

An Outside Director’s Deferred Shares shall be paid in the method elected by the Outside Director at the time he or she first elects to defer the payment of fees pursuant to this Section 14. The available methods of distribution shall be a single lump payment, substantially equal annual installment payments over a period of two years or substantially equal annual installment payments over a period of three years. A distribution election shall be irrevocable once it is made. If an Outside Director has not designated the method in which his or her Deferred Shares are to be paid, the Deferred Shares shall be distributed to the Participant in a single lump sum payment. Payment shall be made or shall begin to be made (depending on the method of distribution) within 40 business days after the applicable distribution event.

(d) When Deferred Shares become distributable to an Outside Director, the Company shall not issue fractional Deferred Shares. Whenever a fractional Deferred Share would otherwise be required to be issued, the Outside Director shall be paid in cash for such fractional Deferred Share based upon the Fair Market Value on, or as of a recent date prior to, the date of distribution.

(e) Elections to defer retainer and meeting fees may first be made by Outside Directors during the thirty-day period immediately following January 28, 2005, and will be effective for retainer and meeting fees earned for services performed after March 1, 2005. Elections to defer retainer and meeting fees for subsequent Plan Years must be made before the close of the preceding Plan Year, or at such other time as may be permitted under applicable regulations issued under Code section 409A.

15. Effective Date of the Plan. This Plan was approved by the Board on December 21, 2004, and will become effective on January 28, 2005, subject to approval by the affirmative vote of the holders of a majority of the votes cast at the 2005 Annual Meeting of the Company’s shareholders.

16. Termination, Modification, Change. If not sooner terminated by the Company’s board of directors, this Plan shall terminate at the close of business on December 21, 2014. No Incentive Awards shall be made under the Plan after its termination. The Board may amend or terminate the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code or by requirements of the NASDAQ Stock Market, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 17), materially modifies the requirements as to eligibility for participation in the Plan, materially increases the benefits accruing to Participants under the Plan, or expands the types of Incentive Awards provided under the Plan, unless such change is authorized by the shareholders of the Company. The Board may unilaterally amend Incentive Awards with respect to Participants, and the Plan subject to the limitations described in the preceding sentence, as it deems appropriate to ensure compliance with Rule 16b-3 and to cause the Plan and any Incentive Awards to meet the requirements of the Code and regulations and other interpretation and guidance issued thereunder, including but not limited to Code section 409A. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him or her.

17. Change in Capital Structure.

(a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price, the terms of Incentive Awards and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

(b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

(c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.

18. Administration of the Plan.

(a) The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein;

(ii) to determine which persons are Participants, to which of such Participants, if any, Incentive Awards shall be granted hereunder and the timing of any such Incentive Awards, and to grant Incentive Awards;

(iii) to grant Incentive Awards to Participants and determine the terms and conditions thereof, including the number of shares of Company Stock subject to Incentive Awards and the exercise or purchase price of such shares of Company Stock and the circumstances under which Incentive Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of Performance Goals, the occurrence of certain events, or other factors;

(iv) to establish or verify the extent of satisfaction of any Performance Goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Incentive Award;

(v) to prescribe and amend the terms of the award agreements or other documents evidencing Incentive Awards made under this Plan (which need not be identical);

(vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 17;

(vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Incentive Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

(viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

Notwithstanding the foregoing, no “tandem stock options” (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards that were granted by that Committee so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3, Code section 409A or any other section or requirement of the Code applicable to the Incentive Award.

(b) The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d) The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such administrator(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Incentive Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Incentive Awards, to process or oversee the issuance of shares of Company Stock upon the exercise, vesting and/or settlement of an Incentive Award, to interpret the terms of Incentive Awards and to take such other actions as the Committee may specify, provided that in no case shall any such administrator be authorized to grant Incentive Awards under the Plan. Any action by any such administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee and references in this Plan to the Committee shall include any such administrator, provided that the actions and interpretations of any such administrator shall be subject to review and approval, disapproval or modification by the Committee.

19. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company—at the principal business address of the Company to the attention of the Corporate Secretary of the Company; and (b) if to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

20. Compliance with the Code. The terms of this Plan are subject to the provisions of the Code and all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate with respect to provisions of the Code, including but not limited to Code section 409A. The Committee shall interpret the Plan in a manner that will cause the Plan and any Incentive Award to comply with all applicable provisions of the Code.

21. General Provisions.

(a) The adoption of this Plan and any setting aside of cash amounts or shares of Company Stock by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the

Company payable solely from the general assets of the Company, and neither a Participant nor a Participant’s permitted transferees or estate shall have any interest in any assets of the Company by virtue of this Plan, except as a general unsecured creditor of the Company. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust subject to the claims of the Company’s creditors to discharge its obligations under the Plan.

(b) The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company or any subsidiary of the Company, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation for employees or Outside Directors of the Company or any subsidiary of the Company.

(c) The Plan shall be binding upon the Corporation, its successors and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

(d) This Plan and any award agreements or other documents entered into in connection with the Plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Virginia and applicable federal law.

EXHIBIT B

ROANOKE ELECTRIC STEEL CORPORATION

ANNUAL MANAGEMENT INCENTIVE PLAN

1. Purpose. The Roanoke Electric Steel Corporation Annual Management Incentive Plan (the “Plan”) is intended to advance the interests of Roanoke Electric Steel Corporation, a Virginia corporation (hereinafter the “Company”), and increase shareholder value providing annual incentive awards in order to motivate executive officers and key employees of the Company and its Subsidiaries to perform to the best of their abilities, to attain performance goals relating to the performance, growth, profitability and success of the Company and its Subsidiaries and to encourage such individuals to remain in the employ of the Company or a Subsidiary, as applicable. The Plan is intended to permit the grant of Awards that qualify as performance-based compensation under Section 162(m) of the Code.

2. Definitions. In this Plan document, unless the context clearly indicates otherwise, words in the masculine gender shall be deemed to include a reference to the female gender, any term used in the singular also shall refer to the plural, and the following terms, when capitalized, shall have the meaning set forth in this Section 2 unless a different meaning is plainly required by the context:

(a) “Award” means, as to any Performance Year, a potential cash benefit payable or cash benefit paid to a person in accordance with the terms and conditions of the Plan

(b) “Beneficiary” means the person or persons designated in writing by the Grantee as his beneficiary in respect of an Award; or, in the absence of an effective designation or if the designated person or persons predecease the Grantee, the Grantee’s Beneficiary shall be the person or persons who acquire by bequest or inheritance the Grantee’s rights in respect of an Award. In order to be effective, a Grantee’s designation of a Beneficiary must be on file with the Company before the Grantee’s death. Any such designation may be revoked and a new designation substituted therefor at any time before the Grantee’s death.

(c) “Board of Directors” or “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the occurrence of any of the following events:

(i) any Person becomes the “beneficial owner” (as defined in Rule 13d-3 or Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the “Act”)), directly or indirectly, of 20% or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) the Incumbent Board ceases for any reason to constitute at least the majority of the Board; provided, however, that any person becoming a director subsequent to the effective date of the Plan (as set forth in Section 19) whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least 75% of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Incumbent Board;

(iii) all or substantially all of the assets of the Company are sold, transferred or conveyed and the transferee of such assets is not controlled by the Company (control meaning the ownership of more than 51% of the combined voting power of such entity’s then outstanding voting securities); or

(iv) the Company is reorganized, merged or consolidated, and the shareholders of the Company immediately prior to such reorganization, merger or consolidation own in the aggregate 51% or less of the outstanding voting securities of the surviving or resulting corporation or entity from such reorganization, merger or consolidation.

Notwithstanding anything in the foregoing to the contrary, no Change in Control shall be deemed to have occurred with respect to a Participant by virtue of any transaction (i) which results in the Participant or a group of Persons which includes the Participant, acquiring, directly or indirectly, 20% or more of the combined voting power of the Company’s then outstanding voting securities; or (ii) which results in the Company, any subsidiary or any profit-sharing plan, employee stock ownership plan or employee benefit plan of the Company or any subsidiary (or any trustee of or fiduciary with respect to any such plan acting in such capacity) acquiring, directly or indirectly, 20% or more of the combined voting power of the Company’s then outstanding voting securities. For purposes of this section, the term “Incumbent Board” means the individuals who constitute the Board as of the effective date of the Plan (as described in Section 19), and the term “Person” has the meaning assigned to that term in Sections 3(a)(9) and 13(d)(3) of the Act.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” means the Compensation Committee of the Board. Each member of the Committee shall satisfy such applicable requirements as may be established by the NASDAQ Stock Market. In addition, if any member of the Compensation Committee does not qualify as an outside director for purposes of Section 162(m) of the Code or as an independent director for purposes of the requirements established by the NASDAQ Stock Market, if applicable, the other members (if at least two) shall be deemed the Compensation Committee for purposes of the Plan.

(g) “Company” means Roanoke Electric Steel Corporation.

(h) “Covered Executive” means an individual who is determined by the Committee to be reasonably likely to be a “covered employee” under Section 162(m) of the Code as of the end of the Company’s taxable year for which an Award to the individual will be deductible and whose Award would exceed the deductibility limits under Section 162(m) if such Award is not Performance-Based Compensation.

(i) “Disability” or “Disabled” means having a total and permanent disability as defined in Section 22(e) (3) of the Code.

(j) “Grantee” means an executive officer or key employee of the Company or a Subsidiary to whom an Award has been granted under the Plan.

(k) “Performance Objective” means the goal or goals identified by the Committee that will result in an Award if the target for the Performance Year is satisfied.

(l) “Performance Year” means the fiscal year beginning November 1 and ending October 31.

(m) “Performance-Based Compensation” means compensation that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations thereunder.

(n) “Plan” means this Roanoke Electric Steel Corporation Annual Management Incentive Plan, as set forth herein and as amended from time to time.

(o) “Retirement” means retirement as defined under the Roanoke Electric Steel Corporation Employees’ Profit Sharing Plan, as amended from time to time.

(p) “Shares” means shares of Common Stock of the Company.

(q) “Subsidiary” means a corporation, association, partnership, limited liability company, joint venture, business trust, organization, or business of which the Company directly or indirectly through one or more intermediaries owns at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally in the election of directors or other managers of the entity.

3. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to select the persons to be granted Awards under the Plan, to determine the time when Awards will be granted, to determine whether performance objectives and other conditions for earning Awards have been met, to determine whether Awards will be paid at the end of the Performance Year or deferred to a later date, and to determine whether an Award or payment of an Award should be reduced or eliminated; provided, however, that the Committee does not have the power to increase the amount otherwise payable under an Award to a Covered Executive The Committee shall have the authority to construe and interpret the Plan (except as otherwise provided herein) and any agreement or other document relating to any Award under the Plan, and shall exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto. The Committee is authorized, subject to the remaining provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all persons participating in the Plan and their legal representatives.

(b) The Committee may not delegate to any individual the authority to make determinations concerning that individual’s own Awards, or the Awards of any Covered Executive. Except as provided in the preceding sentence, the Committee may delegate to one or more of its members authority (i) to select key employees to receive Awards under the Plan, and (ii) to make all other determinations in respect of such Awards. In addition, the Committee may delegate to an officer or officers of the Company such administrative duties as it deems advisable and such officer(s) may have the authority to execute and distribute agreements or other documents evidencing Awards granted by the Committee under the Plan, to maintain records relating to Awards and to take such other actions as the Committee may specify, provided that in no case shall any such officer or officer(s) be authorized to grant Awards under the Plan. References herein to the Committee shall include any delegate described under this paragraph and any action taken by such delegate within the scope of his delegation shall be deemed for all purposes to have been taken by the Committee, except where the context or the regulations under Code Section 162(m) otherwise require.

(c) The Committee, or any person to whom it has delegated duties as described herein, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan (including such legal or other counsel, consultants, and agents as it may deem desirable for the administration of the Plan) and may rely upon any opinion or computation received from any such counsel, consultant, or agent. Expenses incurred in the engagement of such counsel, consultant, or agent shall be paid by the Company.

(d) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

4. Eligibility. The Committee may grant Awards under the Plan to executive officers and other employees of the Company whom the Committee determines to have contributed or who can be expected to contribute significantly to the Company or any subsidiary of the Company shall be eligible to receive Awards under the Plan. The Committee shall have the power and complete discretion, as exercised pursuant to Section 3, to select eligible executive officers and employees to receive Awards and to determine for each recipient the amount of the Award and whether all or part of it may be granted all or in part as Shares.

5. Awards, Limitations on Awards.

(a) Each Award granted under the Plan shall represent an amount payable in cash by the Company to the Grantee upon achievement of one or more or a combination of Performance Objectives in a Performance Year, subject to all other terms and conditions of the Plan and to such other terms and conditions as may be specified by the Committee. The grant of Awards under the Plan to Covered Executives shall be evidenced by Award letters in a form approved by the Committee from time to time which shall contain the terms and conditions, as determined by the Committee, of a Grantee’s Award; provided, however, that in the event of any conflict between the provisions of the Plan and any Award letters, the provisions of the Plan shall prevail. An Award shall be determined by multiplying the Grantee’s target percentage of base salary with respect to a Performance Year by percentages based on applicable factors and the achievement of Performance Objectives, subject to the discretion of the Committee as provided in Section 6 hereof.

(b) Notwithstanding anything in the Plan to the contrary, the maximum amount of an Award granted to any one Grantee in respect of a Performance Year shall not exceed $2.0 million. This maximum amount limitation shall be measured at the time of settlement of an Award under Section 7.

(c) Annual Performance Objectives shall be based on the performance of the Company, one or more of its Subsidiaries or affiliates, one or more of its units or divisions and/or the individual for the Performance Year. The Committee shall use one or more of the following business criteria to establish Performance Objectives for Grantees who are Covered Executives: total shareholder return, revenue, gross profit, EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT (earnings before interest and taxes), operating income, pre-tax earnings, net operating profit after taxes, net income, earnings per share, gross margin, operating margin, net margin, operating cash flow, free cash flow, return on assets, return on invested capital and return on equity. The Performance Objective for any Covered Executive shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the objective is met; and the outcome under the Performance Objective shall be substantially uncertain when the Committee establishes the objective. In the case of a Grantee who is not a Covered Executive, the Committee may establish Performance Objectives using the criteria listed above in this Section 5(c), or the Committee may use any other measure of performance that it shall approve in its discretion.

6. Grant of Awards; Determination of Amounts Payable.

(a) The Committee shall grant Awards to any Grantees who are Covered Executives not later than 90 days after the commencement of the Performance Year. If a Covered Executive is initially employed by the Company or a Subsidiary after the beginning of a Performance Year, the Committee may grant an Award to that Covered Executive with respect to a period of service following the Covered Executive’s date of hire, provided that no more than 25% of the relevant service period has elapsed when the Committee grants the Award and the Performance Objective otherwise satisfies the requirements applicable to Covered Executives. The Committee may select Grantees other than Covered Executives for participation in the Plan and may grant Awards to such Grantees at such times as the Committee may determine. In granting an Award, the Committee shall establish the terms of the Award, including the Performance Objective and the maximum amount that will be paid (subject to the limit in Section 5) if the Performance Objective is achieved. The Committee may establish different payment levels under an Award based on different levels of achievement under the Performance Objective.

(b) After the end of each Performance Year, the Committee shall determine the amount payable to each Grantee in settlement of the Grantee’s Award for the Performance Year. The Committee, in its discretion, may reduce the maximum payment established when the Award was granted, or may determine to make no payment under the Award. The Committee, in its discretion, may increase the amount payable under the Award (but not to an amount greater than the limit in Section 5) to a Grantee who is not a Covered Executive. The Committee shall not, however, have the power to increase the amount otherwise payable under any Award to a Covered Executive. The Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m) of the Code, prior to the settlement of each Award granted to a Covered Executive, that the Performance Objectives and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

(c) The Committee may adjust or modify Awards or terms of Awards (1) in recognition of unusual or nonrecurring events affecting the Company or any business unit, or the financial statements or results thereof, or in response to changes in applicable laws (including tax, disclosure, and other laws), regulations, accounting principles, or other circumstances deemed relevant by the Committee, (2) with respect to any Grantee whose position or duties with the Company change during a Performance Year, or (3) with respect to any person who first becomes a Grantee after the first day of the Performance Year; provided, however, that no adjustment to an Award granted to a Covered Executive shall be authorized or made if, and to the extent that, such authorization or the making of such adjustment would contravene the requirements applicable to Performance-Based Compensation. Without limiting the Committee’s authority under other provisions of the Plan, but subject to express limitations of the Plan including the one in Section 9, the Committee shall have the authority, in its discretion, to accelerate an Award (after the attainment of the applicable Performance Objectives, and to waive restrictive conditions for an Award (including any forfeiture conditions, but not Performance Objectives), in such circumstances the Committee deems appropriate, subject to the conditions of Section 9 as to any Award that is intended to comply with the requirements of Code Section 162(m). In the case of any acceleration of an Award after the attainment of the applicable Performance Objectives, the amount payable shall be discounted to its present value using an interest rate equal to Moody’s Average Corporate Bond Yield for the month preceding the month in which such acceleration occurs.

7. Settlement of Awards.

(a) Except as provided in this Section 7, each Grantee shall receive payment of a cash lump sum in settlement of his or her Award, in the amount determined in accordance with Section 6, as promptly as practicable following the time such determination in respect thereof has been reached by the Committee. No Award to a Covered Executive shall be settled until the shareholders of the Company have approved the Plan in a manner that satisfies the requirements of Section 162(m) of the Code.

(b) Each Grantee shall have the right to defer his or her receipt of part or all of any payment due in settlement of an Award under and in accordance with the terms and conditions of any deferred compensation plan or arrangement of the Company unless otherwise specified by the Committee.

8. Termination of Employment; Change in Control.

(a) Except as otherwise provided in any written agreement between the Company and a Grantee, upon a Grantee’s death, Disability, Retirement, or termination of employment without cause (as determined by the Committee in its sole discretion) prior to the end of a Performance Year (other than a Performance Year in which a Change of Control occurs), the Committee shall determine, in its sole discretion and in such manner as it may deem reasonable, subject to Section 9, the extent to which the Performance Objectives for the Performance Year or portion thereof completed at the date of cessation of employment have been achieved, and the amount payable in settlement of the Award based on such determinations. The Committee may base such determination on the performance achieved for the full year, in which case its determination may be deferred until following the Performance Year. Such determinations shall be set forth in a written certification, as specified in Section 6. Such Grantee or his or her Beneficiary shall be entitled to receive settlement of such Award at the earliest time such payment may be made without causing the payment to fail to be deductible by the Company under Section 162(m) of the Code.

(b) In the event of a Change in Control during a given Performance Year (the “Affected Performance Year”) then such Grantee shall receive, promptly after the date of such Change in Control, an award for the Affective Performance Year as if the Performance Objectives for such Performance Year had been achieved at 100%.

9. Status of Awards Under Section 162(m). It is the intent of the Company that Awards granted to Covered Executives shall constitute Performance-Based Compensation, if at the time of settlement the Grantee remains a Covered Executive. Accordingly, the Plan shall be interpreted in a manner consistent with Section 162(m) of the Code and the regulations thereunder. If any provision of the Plan relating to a Covered Executive or any Award letter evidencing an Award to a Covered Executive does not comply with, or is inconsistent with, the provisions of Section 162(m)(4)(C) of the Code or the regulations thereunder (including Treasury Regulation Section 1.162-27(e)) for Performance-Based Compensation, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

10. Transferability. Awards and any other benefit payable under, or interest in, this Plan are not transferable by a Grantee except upon a Grantee’s death by will or the laws of descent and distribution, and shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any such attempted action shall be void.

11. Withholding. All payments relating to an Award, whether at settlement or resulting from any further deferral or issuance of an Award under another plan of the Company in settlement of the Award, shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements.

12. Tenure. A Grantee’s right, if any, to continue to serve the Company as a Covered Executive, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Grantee or any other event under the Plan.

13. No Rights to Participate or Settlement. Nothing in the Plan shall be deemed to give any eligible employee any right to participate in the Plan except upon determination of the Committee. Until the Committee has determined to settle an Award under Section 7, a Grantee’s selection to participate, the grant of an Award, and other events under the Plan shall not be construed as a commitment that any Award will be settled under the Plan. The foregoing notwithstanding, the Committee may authorize legal commitments with respect to Awards under the terms of an employment agreement or other agreement with a Grantee, to the extent of the Committee’s authority under the Plan, including commitments that limit the Committee’s future discretion under the Plan, but in all cases subject to Section 9.

14. Unfunded Plan. Grantees shall have no right, title, or interest whatsoever in or to any specific assets of the Company, or to any investments that the Company may make to aid in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Grantee, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company. The Company shall not be required to establish any special or separate fund, or to segregate any assets, to assure payment of such amounts. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

15. Other Compensatory Plans and Arrangements. Nothing in the Plan shall preclude any Grantee from participation in any other compensation or benefit plan of the Company or its Subsidiaries. The adoption of the Plan and the grant of Awards hereunder shall not preclude the Company or any Subsidiary from paying any other compensation apart from the Plan, including compensation for services or in respect of performance in a Performance Year for which an Award has been made. If an Award to a Covered Executive may not be settled under the terms of the Plan, however (for example, because the Covered Executive has not achieved the Performance Objective or because shareholders have not approved the Plan), neither the Company nor a Subsidiary may pay any part of the Award to the Covered Executive outside the Plan.

16. Absence of Liability. A member of the Board of Directors or a member of the Committee or any officer of the Company shall not be liable for any act or inaction hereunder, whether of commission or omission.

17. Amendment and Termination of Plan. The Board may amend the Plan from time to time (either retroactively or prospectively), and may suspend or terminate the Plan at any time, provided that any such action shall be subject to shareholder approval if and to the extent required under the Code or by the NASDAQ Stock Market, shareholders must approve amendments that (i) would modify the requirements as to eligibility for participation in the Plan or (ii) materially increase the benefits accruing to eligible persons under the Plan, or expand the types of Awards provided under the Plan. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and the types of Awards as it deems appropriate to ensure compliance with any requirements established by the NASDAQ Stock Market, if applicable, and to cause the Plan and any Awards to meet the requirements of the Code and regulations and other interpretation and guidance issued thereunder, including but not limited to Code section 409A.

18. Governing Law. The Plan, Awards granted hereunder, and actions taken in connection herewith shall be interpreted and construed in accordance with the laws of the Commonwealth of Virginia (regardless of the law that might otherwise govern under applicable Virginia principles of conflict of laws), and applicable federal law.

19. Effective Date. The Plan shall be effective as of November 1, 2004; provided, however, that the Plan shall be subject to approval of the shareholders of the Company at an annual meeting or any special meeting of stockholders of the Company before settlement of Awards for the 2005 Performance Year so that compensation will qualify as Performance-Based Compensation. In addition, the Board may determine to submit the Plan to shareholders for reapproval at such time, if any, required in order that compensation under the Plan shall qualify as Performance-Based Compensation.

20. General Provisions.

(a) All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (i) if to the Company—at the principal business address of the Company to the attention of the Corporate Secretary of the company; and (ii) if to any Grantee—at the last address of the Grantee known to the sender at the time the notice or other communication is sent.

(b) The adoption of the Plan shall not affect any other compensation plans in effect for the company or any subsidiary of the Company, nor shall the Plan preclude the Company from establishing any other forms of compensation for employees of the Company or any subsidiary of the Company.

(c) The Plan shall be binding upon the Corporation, its successors and assigns, and the Grantee, his executor, administrator and permitted transferees and beneficiaries.

[3465 - ROANOKE ELECTRIC STEEL CORPORATION] [FILE NAME: ZRES82.ELX] [VERSION - (3)] [12/09/04] [orig. 12/01/04]

DETACH HERE

ZRES82

ROANOKE ELECTRIC STEEL CORPORATION

Proxy for Annual Meeting of Shareholders

January 28, 2005

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William M. Watson, Jr. and Mark G. Meikle, or either of them who shall act, proxies for and with all the powers of the undersigned, each with powers of substitution, to vote all shares of the common stock of Roanoke Electric Steel Corporation registered in the name of the undersigned at the Annual Meeting of Shareholders to be held in the auditorium of the American Electric Power Company Building, 40 Franklin Road, S.W., Roanoke, Virginia, on January 28, 2005 at 10:00 a.m., local time, and at all adjournments thereof, on all matters set forth in the Notice and accompanying Proxy Statement for said meeting, a copy of which has been received by the undersigned, as follows on the reverse side of this card.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as you name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED? If so, print new address below:

ROANOKE ELECTRIC

STEEL CORPORATION

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

[3465 - ROANOKE ELECTRIC STEEL CORPORATION] [FILE NAME: ZRES81.ELX] [VERSION - (4)] [12/09/04] [ORIG. 12/01/04]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

ZRES81
☒	Please mark	3465
votes as in
this example.

ROANOKE ELECTRIC STEEL CORPORATION						FOR	AGAINST	ABSTAIN
1. To elect three Class C directors to serve until the Annual Meeting of Shareholders in 2008 and, in the case of each director, until his successor is duly elected and qualified. Nominees: (01) T. Joe Crawford, (02) Charles I. Lunsford, II and (03) Charles W. Steger				2.	To approve the Roanoke Electric Steel Corporation 2005 Stock Incentive Plan.	☐	☐	☐
FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	3.	To approve the Roanoke Electric Steel Corporation Management Incentive Plan.	☐	☐	☐
				4.	In their discretion, upon such other matters as may properly come before the meeting and any adjournments thereof.

☐		Mark box at right if an address change has been noted on the reverse side of this card.	☐
For all nominee(s) except as written above

The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement dated December 21, 2004.

All shares represented by this proxy will be voted as specified. If no choice is specified, the proxy will be voted “FOR” the nominees in proposal 1 and “FOR” proposals 2 and 3.

Your shares cannot be voted unless you sign, date and return this Proxy.

Signature:                                                                  Date:                              Signature:                                                                           Date: